                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-4
                                 Issuing Entity

                                FINAL TERM SHEET

                               [LOGO] COUNTRYWIDE

                           $606,775,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                        2

                  FREE WRITING PROSPECTUS DATED MARCH 15, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-4

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

                 ORIGINAL
                CERTIFICATE
                 PRINCIPAL           PRICE TO    UNDERWRITING     PROCEEDS TO
CLASS           BALANCE(1)            PUBLIC       DISCOUNT       DEPOSITOR(2)
------        ---------------       ----------   -----------      ------------
1-A-1         $  131,072,000        100.00000%     0.10417%        99.89583%
1-A-1M        $   14,564,000        100.00000%     0.10417%        99.89583%
2-A-1         $  186,589,000        100.00000%     0.05208%        99.94792%
2-A-2         $  137,330,000        100.00000%     0.10417%        99.89583%
2-A-3         $   44,920,000        100.00000%     0.15500%        99.84500%
M-1           $   24,375,000        100.00000%     0.50000%        99.50000%

                 ORIGINAL
                CERTIFICATE
                 PRINCIPAL           PRICE TO     UNDERWRITING     PROCEEDS TO
CLASS           BALANCE(1)            PUBLIC        DISCOUNT       DEPOSITOR(2)
------        ---------------       ----------    -----------      ------------
M-2           $   22,425,000        100.00000%      0.58333%        99.41667%
M-3           $   13,000,000        100.00000%      0.83333%        99.16667%
M-4           $   11,375,000        100.00000%      1.12500%        98.87500%
M-5           $   11,050,000        100.00000%      1.20000%        98.80000%
M-6           $   10,075,000        100.00000%      1.25000%        98.75000%
A-R           $          100           (3)            (3)              (3)

      _______________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   Before deducting expenses payable by the Depositor estimated to be approximately $625,000 in the aggregate.

(3)   The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

                                        3

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-4, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of February 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about March 17, 2006.

PRE-FUNDING

On the closing date, the depositor may elect to deposit an amount of up to 25%
of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount will not exceed 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity, which will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
April 28, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the May 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that is larger than the pool of mortgage loans that will be included in the issuing entity. Certain mortgage loans in the statistical calculation pool will not be included in the mortgage pool on the closing date, in some instances because they prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool. Additional mortgage loans may also be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of February 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $749,715,176.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 and in the statistical calculation pool as a whole is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                         $215,120,086

Weighted Average Mortgage Rate                                    7.800%

Range of Mortgage Rates                                5.000% to 12.500%

Average Current Principal Balance                               $193,802

Range of Outstanding Principal Balances              $18,396 to $551,000

Weighted Average Original Loan-to-Value Ratio                     75.75%

Weighted Average Original Term to Maturity                    359 months

Weighted Average Credit Bureau Risk Score                            600

Weighted Average Remaining Term to Stated Maturity            357 months

Weighted Average Gross Margin*                                    6.293%

Weighted Average Maximum Mortgage Rate*                          14.748%

Weighted Average Minimum Mortgage Rate*                           7.748%

Percentage Originated under Full Doc Program                      65.20%

Geographic Concentrations in excess of 10%:

  California                                                      22.70%

  Florida                                                         15.55%

_____________
* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                         $534,595,090

Weighted Average Mortgage Rate                                    7.604%

Range of Mortgage Rates                                5.000% to 15.750%

Average Current Principal Balance                               $214,525

Range of Outstanding Principal Balances            $13,174 to $1,079,191

Weighted Average Original Loan-to-Value Ratio                     77.14%

Weighted Average Original Term to Maturity                    359 months

Weighted Average Credit Bureau Risk Score                            609

Weighted Average Remaining Term to Stated Maturity            357 months

Weighted Average Gross Margin*                                    6.734%

Weighted Average Maximum Mortgage Rate*                          14.475%

Weighted Average Minimum Mortgage Rate*                           7.661%

Percentage Originated under Full Doc Program                      63.08%

Geographic Concentrations in excess of 10%:

  California                                                      31.48%

  Florida                                                         16.37%
____________
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                        PERMITTED
       CHARACTERISTIC                   VARIANCE
-----------------------------          -----------
Weighted Average Mortgage Rate          +/-0.10%

Weighted Average Original
  Loan-to-Value Ratio                   +/-3.00%

Weighted Average Credit Bureau
  Risk Score                           +/-5 points

Percentage Originated under Full
  Doc Program                           +/-3.00%

Weighted Average Gross Margin           +/-0.10%

Maximum California Concentration         50.00%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue seventeen classes of certificates, twelve of which are offered by this free writing prospectus:

                          INITIAL
                        CERTIFICATE                                    LAST SCHEDULED     INITIAL       INITIAL
                         PRINCIPAL                                      DISTRIBUTION      RATING      RATING (S&P)
      CLASS             BALANCE (1)                 TYPE                    DATE       (MOODY'S)(2)       (2)
------------------     -------------   ------------------------------  --------------  ------------   ------------

OFFERED
CERTIFICATES
1-A-1.............     $ 131,072,000    Super Senior/Adjustable Rate      July 2036         Aaa            AAA
1-A-1M............     $  14,564,000   Senior Support/Adjustable Rate     July 2036         Aaa            AAA
2-A-1.............     $ 186,589,000       Senior/Adjustable Rate         May 2028          Aaa            AAA
2-A-2.............     $ 137,330,000       Senior/Adjustable Rate       December 2034       Aaa            AAA
2-A-3.............     $  44,920,000       Senior/Adjustable Rate         July 2036         Aaa            AAA
M-1...............     $  24,375,000    Subordinate/Adjustable Rate       June 2036         Aa1            AA+
M-2...............     $  22,425,000    Subordinate/Adjustable Rate       June 2036         Aa2            AA+
M-3...............     $  13,000,000    Subordinate/Adjustable Rate       June 2036         Aa3            AA
M-4...............     $  11,375,000    Subordinate/Adjustable Rate       May 2036          A1             AA-
M-5...............     $  11,050,000    Subordinate/Adjustable Rate       May 2036          A2             A+
M-6...............     $  10,075,000    Subordinate/Adjustable Rate      April 2036         A3              A
A-R...............     $         100       Senior/REMIC Residual         March 2006         Aaa            AAA
NON-OFFERED
CERTIFICATES (3)
M-7...............     $   9,100,000    Subordinate/Adjustable Rate      March 2036        Baa1            A-
M-8...............     $   8,775,000    Subordinate/Adjustable Rate     February 2036      Baa2           BBB+
B.................     $   6,500,000    Subordinate/Adjustable Rate     December 2035      Baa3            BBB
P.................     $         100         Prepayment Charges              N/A            N/R            N/R
C.................          N/A                   Residual                   N/A            N/R            N/R

__________________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class M-7, Class M-8, Class B, Class P and Class C Certificates are
      not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-7, Class M-8,
      Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                              PASS-THROUGH RATE     PASS-THROUGH RATE
                 RELATED           BEFORE                 AFTER                                    INTEREST
                   LOAN           OPTIONAL               OPTIONAL                                  ACCRUAL
     CLASS        GROUP     TERMINATION DATE (1)   TERMINATION DATE (1)   DELAY/ACCRUAL PERIOD    CONVENTION
-------------    --------   --------------------  ---------------------  ---------------------  --------------

OFFERED
CERTIFICATES
1-A-1.........      1       LIBOR + 0.190% (2)    LIBOR + 0.380% (2)               (3)          Actual/360 (4)
1-A-1M........      1       LIBOR + 0.260% (2)    LIBOR + 0.520% (2)               (3)          Actual/360 (4)
2-A-1.........      2       LIBOR + 0.070% (2)    LIBOR + 0.140% (2)               (3)          Actual/360 (4)
2-A-2.........      2       LIBOR + 0.180% (2)    LIBOR + 0.360% (2)               (3)          Actual/360 (4)
2-A-3.........      2       LIBOR + 0.290% (2)    LIBOR + 0.580% (2)               (3)          Actual/360 (4)
M-1...........   1 and 2    LIBOR + 0.350% (2)    LIBOR + 0.525% (2)               (3)          Actual/360 (4)
M-2...........   1 and 2    LIBOR + 0.370% (2)    LIBOR + 0.555% (2)               (3)          Actual/360 (4)
M-3...........   1 and 2    LIBOR + 0.390% (2)    LIBOR + 0.585% (2)               (3)          Actual/360 (4)
M-4...........   1 and 2    LIBOR + 0.510% (2)    LIBOR + 0.765% (2)               (3)          Actual/360 (4)
M-5...........   1 and 2    LIBOR + 0.530% (2)    LIBOR + 0.795% (2)               (3)          Actual/360 (4)
M-6...........   1 and 2    LIBOR + 0.600% (2)    LIBOR + 0.900% (2)               (3)          Actual/360 (4)
A-R...........   1 and 2             (5)                   (5)                     N/A               N/A
NON-OFFERED
CERTIFICATES
M-7...........   1 and 2    LIBOR + 1.300% (2)    LIBOR + 1.950% (2)               (3)          Actual/360 (4)
M-8...........   1 and 2    LIBOR + 1.500% (2)    LIBOR + 2.250% (2)               (3)          Actual/360 (4)
B.............   1 and 2    LIBOR + 2.250% (2)    LIBOR + 3.375% (2)               (3)          Actual/360 (4)
P.............   1 and 2             N/A                   N/A                     N/A               N/A
C.............   1 and 2             N/A                   N/A                     N/A               N/A

_________________
(1)   If on any distribution date, the pass-through rate for a class of interest-bearing certificates is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "Description of the Certificates -- Overcollateralization Provisions" and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus under "Description of the Certificates -- The
      Swap Contract."

(2)   The pass-through rate for this class of offered certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the Certificates -- Distributions -- Distributions of Interest." LIBOR
      refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the
      Certificates -- Calculation of One-Month LIBOR."

(3)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(4)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5)   The Class A-R Certificates will not accrue any interest.

DESIGNATIONS

   DESIGNATION              CLASS OF CERTIFICATES
----------------    -------------------------------------
Class A             Class 1-A and Class 2-A Certificates.
  Certificates:

Class 1-A           Class 1-A-1 and Class 1-A-1M
  Certificates:     Certificates.

Class 2-A           Class 2-A-1, Class 2-A-2 and Class
  Certificates:     2-A-3 Certificates.

Senior              Class A and Class A-R Certificates.
  Certificates:

Class M             Class M-1, Class M-2, Class M-3,
  Certificates:     Class M-4, Class M-5, Class M-6,
                    Class M-7 and Class M-8 Certificates.

Subordinate         Class M and Class B Certificates.
  Certificates:

Adjustable Rate     Class A Certificates and Subordinate
  Certificates      Certificates.
  or Swap
  Certificates:

Offered             Class A, Class M-1, Class M-2, Class
  Certificates:     M-3, Class M-4, Class M-5, Class M-6
                    and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1,000 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o     the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o     any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o     scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts) less the related master servicing fees;

o     interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o     interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to interest); and

o     the amount, if any, of the seller interest shortfall payment paid by
      Countrywide Home Loans, Inc. on any distribution date on or prior to the
      May 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o     scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o     prepayments collected in the applicable period;

o     the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o     the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o     liquidation proceeds on the mortgage loans during the applicable period
      (to the extent allocable to principal);

o     excess interest (to the extent available) to maintain the targeted overcollateralization level; and

o     the amount (if any) allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o     the master servicing fee and additional servicing compensation due to the master servicer;

o     the portion of the trustee fee due to the trustee;

o     amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o     all prepayment charges (which are distributable only to the Class P
      Certificates);

o     all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o     any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o     from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o     from loan group 1 interest funds, concurrently, to each class of Class 1-A
      Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o     from loan group 2 interest funds, concurrently, to each class of Class 2-A
      Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o     from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o     from any remaining loan group 1 and loan group 2 interest funds, sequentially, in order of their distribution priorities, to each class of subordinate certificates, current interest for each class; and

o     from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificate are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o     the date on which the aggregate certificate principal balance of the Class
      A Certificates is reduced to zero; and

o     the later of:

      o     the March 2009 distribution date; and

      o     the date on which the level of subordination for the Class A
            Certificates is 41.70% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o     concurrently,

      (1)   from the loan group 1 principal distribution amount, in the following order of priority:

            (i)   to the classes of Class 1-A Certificates, in the amounts and order of priority described below, until the certificate
                  principal balances thereof are reduced to zero; and

            (ii)  to the classes of Class 2-A Certificates (after the
                  distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) below), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

      (2)   from the loan group 2 principal distribution amount, in the following order of priority:

            (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate
                  principal balances thereof are reduced to zero; and

            (ii)  to the classes of Class 1-A Certificates (after the
                  distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) above), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

o     from the remaining principal distribution amount from both loan groups, sequentially,

      (1)   sequentially, in the order of their distribution priorities, to each class of subordinate certificates, until the certificate principal balances thereof are reduced to zero; and

      (2)   as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o     concurrently,

      (1)   from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order of priority:

            (i)   to the classes of Class 1-A Certificates, in the amounts and order of priority described below, until the certificate
                  principal balances thereof are reduced to zero; and

            (ii)  to the classes of Class 2-A Certificates (after the
                  distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) below), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

      (2)   from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order of priority:

            (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate
                  principal balances thereof are reduced to zero; and

            (ii)  to the classes of Class 1-A Certificates (after the
                  distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) above), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

o     from the remaining principal distribution amount from both loan groups, sequentially,

      (1)   sequentially, in the order of their distribution priorities, to each class of subordinate certificates, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

      (2)   as part of the excess cashflow.

Class 1-A Certificates:

For each distribution date, amounts to be distributed to the Class 1-A
Certificates in respect of principal will be distributed concurrently to the
Class 1-A-1 and Class 1-A-1M Certificates, pro rata on the basis of their respective certificate principal balances, until the certificate principal balances thereof are reduced to zero.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o     to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o     concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements, except that any amounts otherwise allocable to the Class
      1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the
      Class 1-A-1 and Class 1-A-1M Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

o     sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second to pay any unpaid realized loss amount for that class;

o     to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
      Certificates and subordinate certificates;

o     to the carryover reserve fund, the required carryover reserve fund deposit;

o     to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event;
      and

o     to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $18,850,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been maintained or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.  The required levels of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.070% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying
REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates and the Class M-1, Class M-2, Class M-3 and M-4
Certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan will be required to make certain representations.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the

Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-4 (the
"CERTIFICATES") will consist of: Class 1-A-1, Class 1-A-1M, Class 2-A-1, Class
2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class B, Class A-R, Class P and Class C Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

     DESIGNATION                             CLASS OF CERTIFICATES
----------------------------        --------------------------------------------------------------------------------

CLASS A CERTIFICATES:               Class 1-A and Class 2-A Certificates
CLASS 1-A CERTIFICATES:             Class 1-A-1 and Class 1-A-1M Certificates
CLASS 2-A CERTIFICATES:             Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates
SENIOR CERTIFICATES:                Class A and Class A-R Certificates
CLASS M CERTIFICATES:               Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
                                    Class M-8 Certificates
SUBORDINATE CERTIFICATES:           Class M and Class B Certificates
ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:            Class A and Subordinate Certificates
OFFERED CERTIFICATES:               Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                                    Class A-R Certificates

The Certificates are generally referred to as the following types:

        CLASS                               TYPE
-------------------------           ---------------------------
Class A Certificates:               Senior/Adjustable Rate
Subordinate Certificates:           Subordinate/Adjustable Rate
Class A-R Certificates:             Senior/REMIC Residual
Class P Certificates:               Prepayment Charges
Class C Certificates:               Residual

      Generally:

      o     distributions of principal and interest on the Class 1-A
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

      o     distributions of principal and interest on the Class 2-A
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

      o     distributions of principal and interest on the Subordinate
            Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o     distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

      o     distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
            Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY Certificates"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes, except that any amounts distributed in respect of Applied Realized Loss Amounts with respect to the Class 1-A-1 and 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i) with respect to each class of Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 1 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

      (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap
Counterparty Trigger Event) and (y) a fraction, the numerator of which is the
Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such
Distribution Date, and the denominator of which is (b) the sum of the aggregate
Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                               (1)            (2)
                                            ----------    ----------
               Class 1-A-1...............     0.190%        0.380%
               Class 1-A-1M..............     0.260%        0.520%
               Class 2-A-1...............     0.070%        0.140%
               Class 2-A-2...............     0.180%        0.360%
               Class 2-A-3...............     0.290%        0.580%
               Class M-1.................     0.350%        0.525%
               Class M-2.................     0.370%        0.555%
               Class M-3.................     0.390%        0.585%
               Class M-4.................     0.510%        0.765%
               Class M-5.................     0.530%        0.795%
               Class M-6.................     0.600%        0.900%
               Class M-7.................     1.300%        1.950%
               Class M-8.................     1.500%        2.250%
               Class B...................     2.250%        3.375%

_______________
(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of March 2006, April 2006 and May 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent
      Mortgage Loans, if any) (weighted on the basis of the Stated Principal
      Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b)   the lesser of:

                  (i)   the product of (1) the amount on deposit in the
            Pre-Funding Account at the beginning of the related Due Period, and
            (2) a fraction, the numerator of which is the weighted average Net
            Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage
            Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal
            Balances thereof for the Distribution Date) and the denominator of which is 12; and

                  (ii)  the excess of (x) the sum of the amount of Current
            Interest and Interest Carry Forward Amount due and payable on the
            Adjustable Rate Certificates for the Distribution Date over (y) the sum of (1) Interest Funds (less any portion of Interest Funds allocated to the swap trust to cover any Net Swap Payment due to the
            Swap Counterparty with respect to such Distribution Date) available to pay the amounts specified in clause (b)(ii)(x) of this definition
            (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest
            Funds for the Distribution Date) and (2) any Net Swap Payment
            received by the Swap Contract Administrator from the Swap
            Counterparty for the Distribution Date and allocated to the swap trust to pay Current Interest and Interest Carry Forward Amounts on
            the Adjustable Rate Certificates for the Distribution Date.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 1 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 2 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 58.30% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off
Date for each Mortgage Loan to (and including) the last day of the related Due
Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                           Percentage
---------------------------                 ------------------------

March 2008 -- February 2009..............   1.40% with respect to March 2008, plus an
                                            additional 1/12th of 1.70% for each month
                                            thereafter through February 2009

March 2009 -- February 2010..............   3.10% with respect to March 2009, plus an
                                            additional 1/12th of 1.75% for each month
                                            thereafter through February 2010

March 2010 -- February 2011..............   4.85% with respect to March 2010, plus an
                                            additional 1/12th of 1.40% for each month
                                            thereafter through February 2011

March 2011 -- February 2012..............   6.25% with respect to March 2011, plus an
                                            additional 1/12th of 0.25% for each month
                                            thereafter through February 2012

March 2012 and thereafter................   6.50%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                           Class                Percentage
                  ----------------------    ------------------
                  A.....................          38.00%
                  M-1...................          46.25%
                  M-2...................          58.00%
                  M-3...................          68.00%
                  M-4...................          80.00%
                  M-5...................          96.50%
                  M-6...................          119.00%
                  M-7...................          150.75%
                  M-8...................          203.00%
                  B.....................          273.00%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan

Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 2.90% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 5.80% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or

            (ii) after the Certificate Principal Balances of the Class A
            Certificates have been reduced to zero, the Certificate Principal
            Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "STEPDOWN DATE" is the earlier to occur of:

            (a)   the Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates is reduced to zero, and

            (b)   the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the aggregate Certificate
      Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 58.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                       Initial Target      Stepdown Target
                                       Subordination       Subordination
                                         Percentage          Percentage
                                      ----------------   -------------------
      Class M-1...................         17.10%              34.20%
      Class M-2...................         13.65%              27.30%
      Class M-3...................         11.65%              23.30%
      Class M-4...................          9.90%              19.80%
      Class M-5...................          8.20%              16.40%
      Class M-6...................          6.65%              13.30%
      Class M-7...................          5.25%              10.50%
      Class M-8...................          3.90%               7.80%
      Class B.....................          2.90%               5.80%

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the
            Class A Certificates (after taking into account distribution of the
            Class 1-A Principal Distribution Amount and the Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                  (c)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
March 2006, April 2006 and May 2006, Countrywide Home Loans will remit to the
Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause
      (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or
      Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the
      Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

            (4)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o     the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o     the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
            Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and in the Credit
Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage
Interests. Any losses incurred in the Carryover Reserve Fund or the Credit
Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit
Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover
Reserve Fund or Credit Comeback Excess Account and made in accordance with the
Pooling and Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                      AMOUNT                  GENERAL PURPOSE             SOURCE (2)              FREQUENCY
---------------------------  --------------------------------------  ----------------  ----------------------------    ------------

FEES

Master Servicing Fee /       One-twelfth of the Servicing Fee Rate   Compensation      Collections with respect to          Monthly
Master Servicer              multiplied by the Stated Principal                        each Mortgage Loan and any
                             Balance of each Mortgage Loan (3)                         Liquidation Proceeds or
                                                                                       Subsequent Recoveries

Additional Servicing         o Prepayment Interest Excess (4)        Compensation      Interest collections with       Time to time
Compensation / Master                                                                  respect to each Mortgage Loan
Servicer
                             o All late payment fees, assumption     Compensation      Payments made by obligors       Time to time
                               fees and other similar charges                          with respect to the Mortgage
                               (excluding  prepayment charges)                         Loans

                             o All investment income earned on       Compensation      Investment income related to         Monthly
                               amounts on deposit in the                               the Certificate Account and
                               Certificate Account and Distribution                    Distribution Account
                               Account

                             o Excess Proceeds (5)                   Compensation      Liquidation Proceeds and        Time to time
                                                                                       Subsequent Recoveries with
                                                                                       respect to each Mortgage Loan

Trustee Fee (the "TRUSTEE    One-twelfth of the Trustee Fee Rate     Compensation      Interest Remittance Amount           Monthly
Fee") / Trustee              multiplied by the sum of (i) the
                             aggregate Stated Principal Balance of
                             the outstanding Mortgage Loans and
                             (ii) any amounts remaining in the
                             Pre-Funding Account (excluding any
                             investment earnings thereon) (6)

EXPENSES

Insurance premiums /         Insurance premium(s) for Mortgage       Expense           Interest collections on the          Monthly
Mortgage Insurer             Loan(s) covered by lender-paid                            related Mortgage Loan(s)
                             mortgage insurance policies

Insurance expenses / Master  Expenses incurred by the Master         Reimbursement of  To the extent the expenses      Time to time
Servicer                     Servicer                                Expenses          are covered by an insurance
                                                                                       policy with respect to the
                                                                                       Mortgage Loan

   TYPE / RECIPIENT (1)                      AMOUNT                  GENERAL PURPOSE             SOURCE (2)              FREQUENCY
---------------------------  --------------------------------------  ----------------  ----------------------------    ------------

Servicing Advances / Master  To the extent of funds available, the   Reimbursement of  With respect to each Mortgage   Time to time
Servicer                     amount of any Servicing Advances.       Expenses          Loan, late recoveries of the
                                                                                       payments of the costs and
                                                                                       expenses, Liquidation Proceeds,
                                                                                       Subsequent Recoveries, purchase
                                                                                       proceeds or repurchase proceeds
                                                                                       for that Mortgage Loan (7)

Indemnification expenses /   Amounts for which the Sellers, the      Indemnification   Amounts on deposit on the            Monthly
the Sellers, the Master      Master Servicer, the NIM Insurer and                      Certificate Account on any
Servicer, the NIM Insurer    Depositor are entitled to                                 Distribution Account Deposit
and the Depositor            indemnification (8)                                       Date,following the transfer to
                                                                                       the Distribution Account

________________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)   Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently:

                  (a)   from the Interest Funds for Loan Group 1, concurrently
            to each class of Class 1-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, the Current Interest for that class,
            and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                              (a)   to the classes of Class 1-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (4) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (4) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the classes of Class 1-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 1 as provided in clause
                        (1)(A)(i)(a) above), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and
                  Class B Certificates, in that order, in each case until the
                  Certificate Principal Balance thereof is reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, in an amount up to the Class 1-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the classes of Class 1-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (2)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (4) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, in an amount up to the Class 2-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (4) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the classes of Class 1-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 1 as provided in clause
                        (2)(A)(i)(a) above), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (B)   from the remaining Principal Distribution Amounts
                  for Loan Group 1 and Loan Group 2, sequentially:

                              (i)   sequentially, to the Class M-1, Class M-2,
                        Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                        Class M-8 and Class B Certificates, in that order, the
                        Subordinate Class Principal Distribution Amount for that
                        class, in each case until the Certificate Principal
                        Balance thereof is reduced to zero, and

                              (ii)  any remainder as part of the Excess Cashflow
                        to be allocated as described under
                        "--Overcollateralization Provisions" below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 1-A Certificates, those amounts will be distributed concurrently to the Class 1-A-1 and Class 1-A-1M Certificates,
      pro rata based on their respective Certificate Principal Balances, until the Certificate Principal Balances thereof are reduced to zero.

            (4)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
      Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $18,850,000, which is approximately 2.90% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in "-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal"
            above;

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class, except that any amounts otherwise allocable to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates, in
            that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
            Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
7 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The

obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the "SWAP GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the "SWAP GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the Swap Counterparty will execute an ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract and the Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee
(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the
Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.070% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the
      class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class, except that any amounts otherwise allocable to the Class 1-A-1 and Class 1-A-1M Certificates will be allocated sequentially to the Class 1-A-1 and Class 1-A-1M Certificates,
      in that order, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
      B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

     MONTH OF      SWAP CONTRACT       MONTH OF      SWAP CONTRACT      MONTH OF      SWAP CONTRACT
   DISTRIBUTION       NOTIONAL       DISTRIBUTION       NOTIONAL      DISTRIBUTION       NOTIONAL
       DATE         BALANCE ($)          DATE         BALANCE ($)         DATE         BALANCE ($)
 ---------------   -------------    ---------------  -------------   ---------------  -------------

 March 2006.....    498,160,000     November 2007..   314,645,375    July 2009......   139,926,410
 April 2006.....    493,175,598     December 2007..   304,212,242    August 2009....   135,159,389
 May 2006.......    487,598,586     January 2008...   294,156,478    September 2009.   130,838,555
 June 2006......    481,436,221     February 2008..   284,465,413    October 2009...   126,693,913
 July 2006......    474,698,061     March 2008.....   270,086,903    November 2009..   122,721,653
 August 2006....    467,395,972     April 2008.....   256,801,816    December 2009..   118,916,175
 September 2006.    459,544,117     May 2008.......   244,283,154    January 2010...   115,258,400
 October 2006...    451,367,265     June 2008......   232,486,747    February 2010..   111,733,377
 November 2006..    442,676,853     July 2008......   221,371,113    March 2010.....   108,278,568
 December 2006..    433,788,156     August 2008....   210,897,298    April 2010.....   104,853,326
 January 2007...    424,382,012     September 2008.   203,929,345    May 2010.......   101,569,871
 February 2007..    414,480,160     October 2008      197,232,106    June 2010......    98,423,612
 March 2007.....    404,110,921     November 2008..   190,799,406    July 2010......    95,403,743
 April 2007.....    393,557,724     December 2008..   184,622,343    August 2010....    92,493,867
 May 2007.......    382,637,696     January 2009...   178,692,336    September 2010.    89,663,145
 June 2007......    371,382,861     February 2009..   171,929,253    October 2010...    86,935,324
 July 2007......    359,934,943     March 2009.....   164,803,942    November 2010..    84,306,602
 August 2007....    348,321,585     April 2009.....   158,080,508    December 2010..    81,769,784
 September 2007.    336,696,706     May 2009.......   151,704,376    January 2011...    79,321,801
 October 2007...    325,469,000     June 2009......   145,658,408    February 2011..    76,959,513

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o     a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      The Swap Counterparty is a Delaware corporation. The Swap Counterparty is
Lehman Brothers' principal dealer in a broad range of OTC derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap

Contract represents of the aggregate Certificate Principal Balance of the Swap
Certificates. The "SIGNIFICANCE ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in
Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

      The Swap Counterparty and the Swap Guarantor are each affiliates of Lehman
Brothers Inc., one of the Underwriters.

      The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero.
After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the aggregate Certificate Principal Balance of the
Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balances of the Class 1-A-1M and Class 1-A-1
Certificates, sequentially, in that order, until the Certificate Principal
Balances of such classes have been reduced to zero, and (ii) if the aggregate
Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 2-A Certificates, pro rata, until the Certificate
Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan
Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau
Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

30-Year 6-month LIBOR.....         31     $     6,544,696       3.04%    $ 211,119        7.220%     359.95      589        79.7%
2/28 6-month LIBOR........        543         103,890,932      48.29       191,328        7.849      359.94      587        75.4
2/28 6-month LIBOR -
  24-month Interest Only..         55          13,018,076       6.05       236,692        7.302      359.86      679        80.5
2/28 6-month LIBOR -
  60-month Interest Only..         36           9,963,076       4.63       276,752        7.193      360.00      671        79.2
3/27 6-month LIBOR........        169          29,559,233      13.74       174,907        7.947      359.87      596        75.5
3/27 6-month LIBOR -
  36-month Interest Only..         14           3,094,420       1.44       221,030        7.472      359.70      666        76.4
3/27 6-month LIBOR -
  60-month Interest Only..          7           1,729,000       0.80       247,000        7.353      360.00      683        76.3
15-Year Fixed.............         13           1,159,607       0.54        89,201        7.898      165.58      595        74.1
15-Year Fixed -
  Credit Comeback.........          1              91,800       0.04        91,800        7.875      180.00      573        68.0
30-Year Fixed.............        217          42,261,011      19.65       194,751        7.910      353.60      590        74.4
30-Year Fixed -
  Credit Comeback.........         20           3,454,381       1.61       172,719        8.815      358.58      569        69.9
30/15 Fixed  Balloon......          4             353,854       0.16        88,464        8.996      124.95      563        74.9
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

ARM 360...................        855     $   167,799,433      78.00%    $ 196,257        7.748%     359.92      603        76.2%
Fixed 180.................         18           1,605,261       0.75        89,181        8.138      157.45      587        73.9
Fixed 360.................        237          45,715,392      21.25       192,892        7.978      353.98      589        74.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

$0.01 - $25,000.00........          2     $        37,225       0.02%    $  18,613       10.786%     197.56      535        74.9%
$25,000.01 - $50,000.00...         15             588,353       0.27        39,224       10.170      243.65      575        80.5
$50,000.01 - $75,000.00...         68           4,361,272       2.03        64,136        9.304      349.44      593        83.8
$75,000.01 - $100,000.00..         95           8,376,209       3.89        88,171        8.313      353.60      596        80.6
$100,000.01 - $150,000.00.        202          25,656,111      11.93       127,010        7.858      354.90      606        79.0
$150,000.01 - $200,000.00.        253          44,513,204      20.69       175,942        8.110      358.55      588        73.8
$200,000.01 - $250,000.00.        185          41,488,992      19.29       224,265        7.745      358.57      591        75.3
$250,000.01 - $300,000.00.        153          41,760,648      19.41       272,945        7.800      356.22      604        75.6
$300,000.01 - $350,000.00.         77          25,116,967      11.68       326,194        7.481      359.23      601        76.0
$350,000.01 - $400,000.00.         46          17,042,421       7.92       370,487        7.153      359.72      613        73.8
$400,000.01 - $450,000.00.         10           4,150,584       1.93       415,058        6.703      359.41      659        74.6
$450,000.01 - $500,000.00.          2             963,999       0.45       482,000        6.930      360.00      691        72.3
$500,000.01 - $550,000.00.          1             513,100       0.24       513,100        6.850      360.00      634        54.0
$550,000.01 - $600,000.00.          1             551,000       0.26       551,000        6.990      360.00      633        63.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Alabama...................          6     $       624,603       0.29%    $ 104,101        8.394%     359.81      589        88.7%
Alaska....................          1             145,600       0.07       145,600        7.700      360.00      585        80.0
Arizona...................         91          17,379,249       8.08       190,981        7.904      359.92      576        75.5
Arkansas..................          5             973,463       0.45       194,693        8.217      359.49      629        91.3
California................        179          48,828,265      22.70       272,784        7.129      359.82      620        69.5
Colorado..................         23           3,720,567       1.73       161,764        7.821      359.79      617        80.1
Connecticut...............         10           1,885,550       0.88       188,555        8.349      360.00      586        67.6
Delaware..................         11           2,014,469       0.94       183,134        8.176      359.95      579        80.1
District of Columbia......         10           1,875,031       0.87       187,503        7.373      350.59      615        70.9
Florida...................        174          33,457,226      15.55       192,283        7.791      359.76      598        77.1
Georgia...................         16           2,438,296       1.13       152,394        8.442      343.81      613        86.5
Hawaii....................          9           2,555,357       1.19       283,929        7.215      359.94      608        64.3
Idaho.....................          4             517,318       0.24       129,330        8.331      352.84      580        85.6
Illinois..................         46           9,257,955       4.30       201,260        8.533      355.52      598        82.2
Indiana...................         11           1,347,038       0.63       122,458        8.355      359.54      581        79.7
Iowa......................          6             681,609       0.32       113,602        7.904      360.00      600        79.0
Kansas....................         12           1,618,473       0.75       134,873        9.075      359.79      590        86.0
Kentucky..................         10             871,705       0.41        87,170       10.610      359.75      568        92.8
Louisiana.................          2             234,060       0.11       117,030        8.607      359.00      631        84.7
Maine.....................          9           1,433,376       0.67       159,264        7.223      359.79      607        80.4
Maryland..................         27           5,745,129       2.67       212,783        8.077      358.98      578        74.1
Massachusetts.............         32           6,959,292       3.24       217,478        7.932      359.46      569        67.0
Michigan..................         60           8,302,460       3.86       138,374        8.282      349.95      599        81.3
Minnesota.................         12           2,562,641       1.19       213,553        8.283      359.72      600        80.4
Mississippi...............          7             876,461       0.41       125,209        7.325      359.05      581        84.4
Missouri..................         23           2,684,366       1.25       116,712        8.364      359.81      609        82.0
Montana...................          3             489,200       0.23       163,067        7.648      360.00      626        81.9
Nebraska..................          4             250,062       0.12        62,515        8.649      344.17      670        93.8
Nevada....................         30           6,827,825       3.17       227,594        7.393      350.60      619        75.4
New Hampshire.............          8           1,557,808       0.72       194,726        7.458      359.36      584        77.1
New Jersey................         10           1,965,570       0.91       196,557        8.141      359.54      594        75.8
New Mexico................          2             346,900       0.16       173,450        9.298      360.00      655        93.4
New York..................         46          10,814,246       5.03       235,092        8.108      349.16      577        69.8
North Carolina............          6           1,004,723       0.47       167,454        8.604      352.12      576        79.7
North Dakota..............          3             357,420       0.17       119,140        7.768      360.00      598        76.1
Ohio......................          3             439,446       0.20       146,482        8.050      359.15      668        91.3
Oklahoma..................         10             967,156       0.45        96,716        8.472      352.61      597        84.8
Oregon....................         13           2,291,770       1.07       176,290        7.990      350.95      591        78.7
Pennsylvania..............         25           3,988,168       1.85       159,527        8.544      358.41      579        78.0
Rhode Island..............          7           1,538,331       0.72       219,762        8.762      359.71      571        77.9
South Carolina............          2             370,262       0.17       185,131        8.652      359.61      528        75.8
Tennessee.................         13           1,628,211       0.76       125,247        8.011      356.77      640        94.3
Texas.....................         48           6,131,189       2.85       127,733        7.936      344.30      616        83.9
Utah......................          6             975,345       0.45       162,558        8.289      323.83      598        80.9
Vermont...................          1             220,500       0.10       220,500        6.875      360.00      561        89.6
Virginia..................         50           9,962,914       4.63       199,258        7.577      359.44      584        76.8
Washington................          9           1,827,607       0.85       203,067        7.472      359.79      623        81.8
West Virginia.............          1              62,400       0.03        62,400       10.375      360.00      647        80.0
Wisconsin.................         10           1,497,504       0.70       149,750        8.688      345.80      609        84.5
Wyoming...................          4             615,972       0.29       153,993        8.729      359.77      590        85.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                                       A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

50.00 or Less.............         33     $     5,928,088       2.76%    $ 179,639        7.591%     354.28      582        41.0%
50.01 - 55.00.............         39           7,713,009       3.59       197,769        7.517      358.63      577        52.8
55.01 - 60.00.............         57          11,659,083       5.42       204,545        7.657      359.83      557        58.0
60.01 - 65.00.............         85          20,022,057       9.31       235,554        7.622      358.25      567        63.4
65.01 - 70.00.............         96          19,294,256       8.97       200,982        7.656      355.79      570        67.9
70.01 - 75.00.............         97          20,870,491       9.70       215,160        7.700      355.63      573        73.6
75.01 - 80.00.............        379          75,245,516      34.98       198,537        7.656      357.30      627        79.6
80.01 - 85.00.............        102          19,317,116       8.98       189,383        8.042      355.96      597        84.3
85.01 - 90.00.............        131          23,068,562      10.72       176,096        8.174      357.68      608        89.5
90.01 - 95.00.............         37           5,590,800       2.60       151,103        8.703      359.50      622        94.8
95.01 - 100.00............         54           6,411,107       2.98       118,724        8.739      356.56      643        99.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

4.501 - 5.000.............          2     $       355,000       0.17%    $ 177,500        5.000%     360.00      617        72.8%
5.001 - 5.500.............          7           1,654,708       0.77       236,387        5.500      360.00      618        69.4
5.501 - 6.000.............         24           5,115,059       2.38       213,127        5.879      354.85      601        67.9
6.001 - 6.500.............         77          17,468,447       8.12       226,863        6.384      358.81      615        69.7
6.501 - 7.000.............        193          43,638,701      20.29       226,107        6.836      358.36      613        73.8
7.001 - 7.500.............        145          30,968,953      14.40       213,579        7.308      359.16      604        75.4
7.501 - 8.000.............        210          42,964,094      19.97       204,591        7.797      357.93      611        77.2
8.001 - 8.500.............        125          21,987,137      10.22       175,897        8.314      356.77      592        77.8
8.501 - 9.000.............        138          23,218,504      10.79       168,250        8.789      357.26      594        79.5
9.001 - 9.500.............         47           7,991,246       3.71       170,027        9.328      355.18      586        81.0
9.501 - 10.000............         64           9,740,320       4.53       152,193        9.808      354.13      555        77.2
10.001 - 10.500...........         26           4,014,507       1.87       154,404       10.335      348.79      527        73.0
10.501 - 11.000...........         26           2,765,515       1.29       106,366       10.813      341.30      540        77.6
11.001 - 11.500...........         14           1,640,540       0.76       117,181       11.355      348.07      540        82.8
11.501 - 12.000...........          9           1,407,676       0.65       156,408       11.768      345.52      523        74.4
12.001 - 12.500...........          3             189,678       0.09        63,226       12.343      292.79      581        86.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Single Family Residence...        803     $   151,756,725      70.55%    $ 188,987        7.776%     356.98      598        75.7%
Planned Unit Development..        162          34,691,405      16.13       214,144        7.687      357.42      601        77.0
Low-Rise Condominium......         77          13,307,226       6.19       172,821        7.752      359.54      613        77.4
Two Family Home...........         50          10,968,128       5.10       219,363        8.295      357.33      599        72.5
Three Family Home.........          9           2,379,886       1.11       264,432        8.895      352.48      612        69.7
High-Rise Condominium.....          5           1,030,615       0.48       206,123        7.995      359.47      665        82.7
Four Family Home..........          4             986,100       0.46       246,525        7.877      347.71      608        65.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Refinance - Cash Out......        800     $   159,781,309      74.28%    $ 199,727        7.787%     356.91      585        73.8%
Purchase..................        266          47,340,564      22.01       177,972        7.865      358.30      646        82.1
Refinance - Rate/Term.....         44           7,998,213       3.72       181,778        7.678      355.04      614        76.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Owner Occupied............      1,050     $   205,614,501      95.58%    $ 195,823        7.782%     357.17      599        75.4%
Investment Property.......         48           7,178,065       3.34       149,543        8.340      355.66      629        82.1
Second Home...............         12           2,327,520       1.08       193,960        7.709      359.91      611        84.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS       MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

  1 - 120.................          6     $       298,431       0.14%    $  49,739       10.059%     112.14      609        48.7%
121 - 180.................         12           1,306,830       0.61       108,902        7.700      167.80      582        79.7
181 - 300.................         24           2,733,645       1.27       113,902        9.986      283.81      554        78.7
301 - 360.................      1,068         210,781,180      97.98       197,361        7.769      359.62      600        75.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

             LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Full Documentation........        778     $   140,251,617      65.20%    $ 180,272        7.685%     356.44      591        76.8%
Stated Income.............        332          74,868,469      34.80       225,507        8.016      358.48      616        73.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RISK SCORES                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

761 - 780.................          6     $     1,117,010       0.52%    $ 186,168        7.510%     359.58      770        81.7%
741 - 760.................         18           4,475,600       2.08       248,644        7.465      360.00      752        80.9
721 - 740.................         17           3,298,861       1.53       194,051        7.380      359.71      729        82.8
701 - 720.................         16           3,670,213       1.71       229,388        7.311      352.77      711        80.8
681 - 700.................         35           7,986,247       3.71       228,178        7.246      358.43      688        81.2
661 - 680.................         54          10,417,788       4.84       192,922        7.407      356.31      669        80.1
641 - 660.................         99          19,202,566       8.93       193,965        7.596      358.00      650        80.3
621 - 640.................        138          28,116,177      13.07       203,740        7.558      358.93      632        77.9
601 - 620.................        133          25,409,127      11.81       191,046        7.659      358.75      611        79.2
581 - 600.................        143          25,891,097      12.04       181,057        7.515      357.07      590        74.9
561 - 580.................        120          22,846,158      10.62       190,385        8.082      357.24      570        73.6
541 - 560.................        123          23,248,193      10.81       189,010        7.888      355.20      550        72.2
521 - 540.................         92          18,281,189       8.50       198,709        8.245      357.44      531        72.3
501 - 520.................         99          17,946,664       8.34       181,279        8.602      358.87      511        67.0
500 or Less...............         17           3,213,197       1.49       189,012        9.099      323.65      489        70.8
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

______________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

A.........................        692     $   141,057,986      65.57%    $ 203,841        7.623%     356.48      615        77.1%
A-........................         43           8,457,031       3.93       196,675        7.858      353.97      560        75.8
B.........................         89          17,311,940       8.05       194,516        7.953      358.73      571        71.8
C.........................        148          24,855,391      11.55       167,942        8.295      358.35      565        72.6
C-........................        115          19,103,248       8.88       166,115        8.090      359.89      584        75.7
D.........................         23           4,334,490       2.01       188,456        8.724      359.85      554        65.9
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................        204     $    35,748,148      16.62%    $ 175,236        8.331%     355.10      592        77.2%
12........................         85          19,965,628       9.28       234,890        8.105      354.02      581        73.5
24........................        573         114,500,577      53.23       199,826        7.692      358.24      602        75.9
36........................        248          44,905,733      20.87       181,072        7.517      357.38      608        75.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                           WEIGHTED                                                                              WEIGHTED
                           AVERAGE                               PERCENT OF                           WEIGHTED    AVERAGE   WEIGHTED
                          MONTHS TO    NUMBER      AGGREGATE      AGGREGATE    AVERAGE    WEIGHTED    AVERAGE     CREDIT     AVERAGE
                             NEXT        OF        PRINCIPAL      PRINCIPAL    CURRENT    AVERAGE    REMAINING    BUREAU    LOAN-TO-
RANGE OF MONTHS TO        ADJUSTMENT  MORTGAGE      BALANCE        BALANCE    PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE         DATE       LOANS     OUTSTANDING    OUTSTANDING   BALANCE      RATE      (MONTHS)     SCORE      RATIO
-----------------------   ----------  --------  ---------------  -----------  ---------   ---------   --------    -------   --------

0 - 6................           6          31   $     6,544,696       3.90%   $ 211,119      7.220%    359.95       589        79.7%
19 - 24..............          24         634       126,872,084      75.61      200,114      7.742     359.94       603        76.2
32 - 37..............          36         190        34,382,653      20.49      180,961      7.874     359.86       606        75.6
                                      --------  ---------------  -----------
  Total/Avg./Wtd. Avg.                    855   $   167,799,433     100.00%
                                      ========  ===============  ===========

                                       A-7

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                 MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MARGINS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

2.001 - 3.000.............          2     $       331,500       0.20%    $ 165,750        6.709%     360.00      567        39.8%
3.001 - 4.000.............          5           1,031,000       0.61       206,200        7.510      360.00      536        64.8
4.001 - 5.000.............         43           8,971,164       5.35       208,632        7.075      359.98      582        66.1
5.001 - 6.000.............        301          63,762,350      38.00       211,835        7.362      359.91      600        74.5
6.001 - 7.000.............        301          59,597,239      35.52       197,997        7.755      359.94      611        77.6
7.001 - 8.000.............        203          34,106,181      20.33       168,011        8.653      359.91      603        80.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.293%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

11.501 - 12.000...........          1     $       280,000       0.17%    $ 280,000        5.000%     360.00      629        65.6%
12.001 - 12.500...........          7           1,654,708       0.99       236,387        5.500      360.00      618        69.4
12.501 - 13.000...........         21           4,327,644       2.58       206,078        5.871      359.91      585        67.1
13.001 - 13.500...........         56          13,211,695       7.87       235,923        6.382      359.93      611        69.0
13.501 - 14.000...........        136          30,581,183      18.22       224,862        6.848      359.90      616        74.4
14.001 - 14.500...........        119          25,105,905      14.96       210,974        7.304      359.94      608        75.4
14.501 - 15.000...........        182          37,397,189      22.29       205,479        7.793      359.89      616        77.0
15.001 - 15.500...........        104          18,582,995      11.07       178,683        8.301      359.95      594        77.6
15.501 - 16.000...........        112          18,956,195      11.30       169,252        8.789      359.94      595        80.4
16.001 - 16.500...........         38           6,499,499       3.87       171,039        9.324      359.94      587        84.3
16.501 - 17.000...........         42           6,670,806       3.98       158,829        9.772      359.94      549        77.9
17.001 - 17.500...........         13           1,845,629       1.10       141,971       10.366      359.97      534        79.2
17.501 - 18.000...........         13           1,473,875       0.88       113,375       10.805      359.95      545        80.3
18.001 - 18.500...........          7             757,801       0.45       108,257       11.324      359.78      542        93.4
18.501 - 19.000...........          3             339,110       0.20       113,037       11.810      360.00      543        78.3
19.001 - 19.500...........          1             115,200       0.07       115,200       12.375      360.00      603        90.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.748%.

                                      A-8

    INITIAL PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE          MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.000.....................         38     $     7,727,073       4.60%    $ 203,344        7.217%     359.92      594        80.0%
1.500.....................        817         160,072,361      95.40       195,927        7.774      359.92      603        76.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.477%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE       MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.000.....................         38     $     7,727,073       4.60%    $ 203,344        7.217%     359.92      594        80.0%
1.500.....................        817         160,072,361      95.40       195,927        7.774      359.92      603        76.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.477%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

4.001 - 5.000.............          1     $       280,000       0.17%    $ 280,000        5.000%     360.00      629        65.6%
5.001 - 6.000.............         28           5,982,352       3.57       213,655        5.769      359.94      594        67.7
6.001 - 7.000.............        192          43,792,878      26.10       228,088        6.707      359.91      614        72.8
7.001 - 8.000.............        301          62,503,094      37.25       207,651        7.596      359.91      613        76.4
8.001 - 9.000.............        216          37,539,190      22.37       173,793        8.547      359.95      594        79.0
9.001 - 10.000............         80          13,170,305       7.85       164,629        9.551      359.94      568        81.0
Greater than 10.000.......         37           4,531,615       2.70       122,476       10.828      359.93      541        82.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.748%.

                                       A-9

       NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

July 2006.................          1     $       315,771       0.19%    $ 315,771        7.625%     359.00      539        80.0%
August 2006...............         30           6,228,925       3.71       207,631        7.200      360.00      592        79.7
January 2008..............         37           7,936,591       4.73       214,502        7.692      359.00      617        80.1
February 2008.............        595         118,717,093      70.75       199,525        7.741      360.00      602        75.9
March 2008................          2             218,400       0.13       109,200        9.906      360.00      606        85.3
January 2009..............         29           4,754,760       2.83       163,957        7.514      359.00      622        79.7
February 2009.............        161          29,627,893      17.66       184,024        7.932      360.00      604        75.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...        855     $   167,799,433     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is March 2008.

               INTEREST ONLY PERIOD FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                 WEIGHTED     WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD           MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................        998     $   187,315,514      87.07%    $ 187,691      7.877%       356.74      589        75.2%
24........................         55          13,018,076       6.05       236,692      7.302        359.86      679        80.5
36........................         14           3,094,420       1.44       221,030      7.472        359.70      666        76.4
60........................         43          11,692,076       5.44       271,909      7.217        360.00      673        78.8
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,110     $   215,120,086     100.00%
                               ========   ===============  ===========

                                      A-10

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

30-Year 6-month LIBOR.....         25     $     6,501,305       1.22%    $ 260,052        7.438%     356.52      592        85.2%
30-Year One-Year CMT......          2             199,573       0.04        99,786        6.677      288.00      611        70.2
2/28 6-month LIBOR........        671         134,169,968      25.10       199,955        8.005      357.72      591        77.5
2/28 6-month LIBOR -
  24-month Interest Only..        203          54,206,744      10.14       267,028        7.293      359.28      633        80.0
2/28 6-month LIBOR -
  60-month Interest Only..        251          63,779,307      11.93       254,101        7.319      359.23      632        79.1
2/28 6-month LIBOR -
  40/30 Balloon...........          8           2,269,324       0.42       283,666        7.059      359.00      615        72.1
3/27 6-month LIBOR........        526          95,898,715      17.94       182,317        8.070      358.06      599        77.5
3/27 6-month LIBOR -
  36-month Interest Only..        132          35,078,286       6.56       265,745        7.239      358.91      626        78.3
3/27 6-month LIBOR -
  60-month Interest Only..         93          24,118,183       4.51       259,335        7.649      359.03      635        77.0
3/27 6-month LIBOR -
  40/30 Balloon ..........          1             179,931       0.03       179,931        6.990      359.00      593        64.3
5/25 6-month LIBOR........          3             610,652       0.11       203,551        6.977      352.65      676        96.6
15-Year Fixed.............         14           1,714,904       0.32       122,493        7.810      166.88      600        70.6
15-Year Fixed -
  Credit Comeback.........          8             986,081       0.18       123,260        8.150      176.63      590        76.2
30-Year Fixed.............        388          79,522,217      14.88       204,954        7.074      356.91      604        71.9
30-Year Fixed -
  Credit Comeback.........         83          14,215,261       2.66       171,268        8.321      353.34      583        78.2
30-Year Fixed -
  60-month Interest Only..         76          20,540,630       3.84       270,271        6.670      359.78      632        75.0
30/15 Fixed Balloon.......          8             604,007       0.11        75,501       10.550      117.76      540        83.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

ARM 360...................      1,915     $   417,011,989      78.01%    $ 217,761        7.721%     358.35      610        78.2%
Fixed 180.................         30           3,304,992       0.62       110,166        8.412      160.82      586        74.5
Fixed 360.................        547         114,278,108      21.38       208,918        7.156      356.98      606        73.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                                      A-11

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

$0.01 - $25,000.00........          9     $       168,765       0.03%    $  18,752       11.548%     269.91      556        79.0%
$25,000.01 - $50,000.00...         31           1,174,542       0.22        37,888       11.344      261.75      546        80.1
$50,000.01 - $75,000.00...        141           8,801,607       1.65        62,423        9.241      344.67      589        88.6
$75,000.01 - $100,000.00..        175          15,096,293       2.82        86,265        8.332      347.22      598        83.8
$100,000.01 - $150,000.00.        415          52,946,704       9.90       127,582        7.988      354.19      597        81.3
$150,000.01 - $200,000.00.        546          95,529,346      17.87       174,962        7.923      357.32      598        76.4
$200,000.01 - $250,000.00.        422          94,839,999      17.74       224,739        7.684      357.34      607        75.9
$250,000.01 - $300,000.00.        307          83,988,952      15.71       273,580        7.495      358.72      611        76.3
$300,000.01 - $350,000.00.        167          54,114,815      10.12       324,041        7.270      357.72      615        74.9
$350,000.01 - $400,000.00.        100          37,340,547       6.98       373,405        7.153      358.86      613        76.9
$400,000.01 - $450,000.00.         62          26,414,604       4.94       426,042        7.120      359.40      628        75.4
$450,000.01 - $500,000.00.         46          22,001,857       4.12       478,301        6.839      359.49      628        75.2
$500,000.01 - $550,000.00.         30          15,652,908       2.93       521,764        7.381      359.36      631        78.9
$550,000.01 - $600,000.00.         20          11,456,088       2.14       572,804        7.250      358.80      629        77.7
$600,000.01 - $650,000.00.          7           4,386,000       0.82       626,571        7.617      360.00      618        80.9
$650,000.01 - $700,000.00.          6           4,034,151       0.75       672,359        6.937      357.99      645        80.4
$700,000.01 - $750,000.00.          4           2,957,627       0.55       739,407        7.584      359.75      665        82.1
$750,000.01 - $800,000.00.          1             823,494       0.15       823,494        5.750      360.00      621        69.5
$800,000.01 - $850,000.00.          1             862,100       0.16       862,100        6.250      360.00      629        69.2
Greater than $900,000.00..          2           2,004,691       0.37     1,002,346        6.606      319.09      570        67.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                                      A-12

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Alabama...................         15     $     1,818,505       0.34%    $ 121,234        8.433%     329.34      584        88.5%
Arizona...................        174          35,063,232       6.56       201,513        7.698      358.26      602        77.0
Arkansas..................          8             737,424       0.14        92,178        9.137      359.19      641        96.1
California................        538         168,265,995      31.48       312,762        7.042      358.07      621        72.1
Colorado..................         39           7,408,742       1.39       189,968        7.570      356.82      621        84.2
Connecticut...............         22           5,145,001       0.96       233,864        7.535      359.43      586        72.4
Delaware..................         15           3,242,758       0.61       216,184        7.889      359.18      607        86.1
District of Columbia......          7           1,640,900       0.31       234,414        7.245      359.62      610        70.2
Florida...................        442          87,500,745      16.37       197,965        7.793      357.80      602        77.8
Georgia...................         53           8,515,946       1.59       160,678        8.468      354.33      592        82.3
Hawaii....................         20           6,751,633       1.26       337,582        7.019      359.60      609        73.3
Idaho.....................         13           1,991,289       0.37       153,176        7.589      359.75      610        77.8
Illinois..................         83          17,256,040       3.23       207,904        8.023      359.14      611        82.7
Indiana...................         36           3,911,949       0.73       108,665        8.044      350.18      594        86.7
Iowa......................          5             730,636       0.14       146,127        9.746      358.82      578        81.8
Kansas....................          8             815,824       0.15       101,978        8.577      356.52      589        85.4
Kentucky..................         20           2,205,461       0.41       110,273        8.839      325.36      568        83.2
Louisiana.................          8             741,981       0.14        92,748        9.217      359.07      592        91.0
Maine.....................          2             285,000       0.05       142,500        8.162      360.00      540        79.8
Maryland..................         47          11,185,462       2.09       237,989        7.534      359.23      605        77.0
Massachusetts.............         26           5,554,984       1.04       213,653        8.104      358.19      580        70.4
Michigan..................         92          12,581,864       2.35       136,759        8.584      352.10      602        84.9
Minnesota.................         28           5,902,180       1.10       210,792        8.009      357.54      600        80.5
Mississippi...............         12           1,417,035       0.27       118,086        8.574      359.11      597        87.4
Missouri..................         58           6,683,351       1.25       115,230        8.923      353.14      588        86.7
Montana...................          7           1,020,825       0.19       145,832        7.941      358.23      588        81.0
Nebraska..................          7             648,482       0.12        92,640        8.204      358.97      635        84.3
Nevada....................         86          20,733,063       3.88       241,082        7.205      358.78      616        76.1
New Hampshire.............         15           2,892,782       0.54       192,852        7.322      359.46      595        76.8
New Jersey................         35           7,866,127       1.47       224,746        7.968      358.62      606        78.6
New Mexico................          4           1,100,931       0.21       275,233        8.372      348.23      606        80.4
New York..................         63          16,434,949       3.07       260,872        7.701      358.25      616        74.7
North Carolina............         23           3,879,153       0.73       168,659        8.187      355.85      590        80.9
North Dakota..............          1              70,959       0.01        70,959        6.875      356.00      726        80.0
Ohio......................         37           4,080,090       0.76       110,273        9.057      329.54      593        90.5
Oklahoma..................         13           1,324,175       0.25       101,860        9.444      322.08      604        91.9
Oregon....................         12           2,707,884       0.51       225,657        7.577      353.53      586        80.9
Pennsylvania..............         49           8,002,632       1.50       163,319        7.908      354.68      596        79.4
Rhode Island..............          2             342,000       0.06       171,000        8.342      359.47      577        76.9
South Carolina............          9           1,580,553       0.30       175,617        9.074      355.42      645        90.8
South Dakota..............          5             374,150       0.07        74,830        9.657      360.00      622        93.1
Tennessee.................         50           6,450,874       1.21       129,017        8.080      355.97      618        88.5
Texas.....................         79          10,302,989       1.93       130,418        8.305      349.46      613        86.8
Utah......................         22           4,034,710       0.75       183,396        7.823      343.57      626        78.3
Vermont...................          5             735,100       0.14       147,020        7.281      360.00      577        77.8
Virginia..................        126          29,390,572       5.50       233,259        7.617      359.23      600        79.0
Washington................         45           9,987,523       1.87       221,945        7.404      353.34      619        78.5
West Virginia.............          4             325,125       0.06        81,281        8.426      312.50      581        71.2
Wisconsin.................         19           2,526,757       0.47       132,987        9.281      354.43      604        87.3
Wyoming...................          3             428,750       0.08       142,917        7.295      358.77      652        80.6
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                                      A-13

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

50.00 or Less.............         74     $    15,595,567       2.92%    $ 210,751        7.462%     358.80      586        42.8%
50.01 - 55.00.............         60          13,403,788       2.51       223,396        7.282      359.44      590        53.0
55.01 - 60.00.............        107          25,265,938       4.73       236,130        7.124      356.76      590        57.8
60.01 - 65.00.............        166          40,597,692       7.59       244,564        7.255      354.85      582        63.2
65.01 - 70.00.............        223          53,240,107       9.96       238,745        7.440      356.52      584        68.7
70.01 - 75.00.............        214          47,742,564       8.93       223,096        7.511      357.16      594        73.7
75.01 - 80.00.............        776         178,790,210      33.44       230,400        7.397      357.31      633        79.6
80.01 - 85.00.............        206          43,586,589       8.15       211,585        7.881      357.40      597        84.3
85.01 - 90.00.............        363          72,008,127      13.47       198,369        7.924      356.79      612        89.5
90.01 - 95.00.............        136          23,460,535       4.39       172,504        8.513      355.41      608        94.5
95.01 - 100.00............        167          20,903,973       3.91       125,173        8.883      354.26      632        99.9
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

4.501 - 5.000.............          1     $       175,000       0.03%    $ 175,000        5.000%     360.00      581        78.5%
5.001 - 5.500.............         15           3,891,165       0.73       259,411        5.432      357.89      615        74.4
5.501 - 6.000.............         71          21,248,549       3.97       299,275        5.911      359.12      629        73.1
6.001 - 6.500.............        276          73,650,391      13.78       266,849        6.344      358.86      628        71.6
6.501 - 7.000.............        416         105,082,594      19.66       252,602        6.823      357.33      627        75.1
7.001 - 7.500.............        351          82,323,815      15.40       234,541        7.326      357.92      614        77.8
7.501 - 8.000.............        426          89,232,380      16.69       209,466        7.792      357.49      606        77.1
8.001 - 8.500.............        268          53,542,314      10.02       199,785        8.310      357.49      592        79.6
8.501 - 9.000.............        255          45,972,390       8.60       180,284        8.804      356.73      587        81.3
9.001 - 9.500.............        156          25,432,084       4.76       163,026        9.288      355.49      583        81.9
9.501 - 10.000............        112          18,717,159       3.50       167,117        9.742      354.19      577        83.9
10.001 - 10.500...........         49           6,144,927       1.15       125,407       10.302      340.24      578        81.8
10.501 - 11.000...........         39           4,791,916       0.90       122,870       10.786      335.94      558        79.3
11.001 - 11.500...........         28           2,369,353       0.44        84,620       11.307      326.06      567        89.0
11.501 - 12.000...........         15           1,084,284       0.20        72,286       11.807      338.39      594        91.0
12.001 - 12.500...........          3             439,828       0.08       146,609       12.155      346.14      591        98.8
12.501 - 13.000...........          1              18,174       0.00        18,174       13.000       91.00      546        62.5
13.001 - 13.500...........          5             238,891       0.04        47,778       13.285      258.53      549        82.7
13.501 - 14.000...........          2              71,550       0.01        35,775       13.844      197.68      501        68.4
Greater than 14.000.......          3             168,326       0.03        56,109       15.046      318.77      547        93.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                                      A-14

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Single Family Residence...      1,796     $   377,346,353      70.59%    $ 210,104        7.560%     356.58      607        76.7%
Planned Unit Development..        407         100,273,111      18.76       246,371        7.611      357.95      614        78.8
Low-Rise Condominium......        152          27,550,493       5.15       181,253        7.835      357.85      618        79.9
Two Family Home...........         87          16,640,535       3.11       191,271        7.891      355.46      607        73.4
Three Family Home.........         15           4,113,461       0.77       274,231        7.880      359.60      608        73.7
High-Rise Condominium.....         15           3,997,722       0.75       266,515        7.739      358.99      643        78.0
Four Family Home..........         14           3,895,018       0.73       278,216        8.268      357.53      621        74.3
Manufactured Housing (1) .          6             778,397       0.15       129,733        8.476      304.86      588        75.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

______________
(1)   Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Refinance - Cash Out......      1,736     $   382,525,796      71.55%    $ 220,349        7.563%     357.09      596        75.0%
Purchase..................        684         140,345,276      26.25       205,183        7.701      356.66      644        82.8
Refinance - Rate/Term.....         72          11,724,018       2.19       162,834        7.784      350.69      609        78.8
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Owner Occupied............      2,355     $   509,776,019      95.36%    $ 216,465        7.562%     357.03      609        77.0%
Investment Property.......        102          17,506,636       3.27       171,634        8.600      355.04      626        80.9
Second Home...............         35           7,312,435       1.37       208,927        8.191      348.06      609        75.6
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

______________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-15

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED      AVERAGE    CREDIT    AVERAGE
                                 OF          PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE     REMAINING   BUREAU    LOAN-TO-
RANGE OF REMAINING             MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
TERMS (MONTHS)                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

  1 - 120.................         14     $       962,209       0.18%    $  68,729       10.183%     114.40      582        78.6%
121 - 180.................         18           2,458,492       0.46       136,583        7.829      178.40      582        73.6
181 - 300.................         60           6,241,306       1.17       104,022        9.535      287.51      561        78.2
301 - 360.................      2,400         524,933,083      98.19       218,722        7.576      358.94      610        77.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

             LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Full Documentation........      1,661     $   337,232,368      63.08%    $ 203,030        7.446%     356.23      603        78.0%
Stated Income.............        830         197,297,022      36.91       237,707        7.873      357.89      620        75.6
Streamlined...............          1              65,700       0.01        65,700       11.750      360.00      540        90.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RISK SCORES                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

781 - 800.................         10     $     2,763,346       0.52%    $ 276,335        7.304%     359.24      792        78.0%
761 - 780.................         16           3,558,257       0.67       222,391        7.317      353.50      769        81.1
741 - 760.................         24           5,764,499       1.08       240,187        7.538      359.29      750        80.8
721 - 740.................         45          10,441,929       1.95       232,043        7.200      357.95      730        81.5
701 - 720.................         80          21,060,016       3.94       263,250        7.072      356.61      710        81.3
681 - 700.................         89          23,414,337       4.38       263,082        7.172      359.23      689        80.2
661 - 680.................        114          26,265,525       4.91       230,399        6.997      357.30      670        79.4
641 - 660.................        173          42,101,159       7.88       243,359        7.294      357.29      649        80.2
621 - 640.................        296          66,370,891      12.42       224,226        7.478      358.50      629        79.1
601 - 620.................        397          86,420,832      16.17       217,685        7.469      358.17      610        79.1
581 - 600.................        383          80,318,591      15.02       209,709        7.522      357.60      590        76.2
561 - 580.................        330          67,165,232      12.56       203,531        7.806      356.71      570        74.1
541 - 560.................        205          38,900,973       7.28       189,761        8.177      354.21      551        72.6
521 - 540.................        151          31,281,327       5.85       207,161        8.225      355.97      531        71.3
501 - 520.................        138          23,744,408       4.44       172,061        8.570      350.85      511        71.8
500 or Less...............         41           5,023,771       0.94       122,531        8.679      335.02      488        83.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

______________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-16

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

A.........................      1,776     $   392,642,197      73.45%    $ 221,082        7.483%     357.29      621        78.3%
A-........................        128          26,596,927       4.98       207,788        7.905      350.56      573        74.9
B.........................        186          37,322,468       6.98       200,658        7.856      357.45      574        71.9
C.........................        221          44,133,510       8.26       199,699        8.131      354.37      578        73.2
C-........................        158          29,647,583       5.55       187,643        7.806      359.06      589        76.7
D.........................         23           4,252,405       0.80       184,887        7.820      358.90      570        70.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

            PREPAYMENT PENALTY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................        367     $    75,670,357      14.15%    $ 206,186        8.233%     357.95      607        79.4%
12........................         84          22,465,268       4.20       267,444        7.837      358.61      607        75.7
13........................          1             280,000       0.05       280,000        8.125      358.00      612        70.0
24........................        991         223,724,975      41.85       225,757        7.560      358.81      612        78.2
36........................        496         103,078,644      19.28       207,820        7.568      357.68      611        77.7
42........................          2             383,619       0.07       191,809        8.280      342.26      606        65.1
60........................        551         108,992,227      20.39       197,808        7.241      350.92      603        73.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

             RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                             WEIGHTED                                                                       WEIGHTED
                             AVERAGE                            PERCENT OF                         WEIGHTE  AVERAGE   WEIGHTED
                            MONTHS TO   NUMBER    AGGREGATE      AGGREGATE    AVERAGE   WEIGHTED   AVERAGE   CREDIT   AVERAGE
RANGE OF MONTHS TO             NEXT       OF      PRINCIPAL      PRINCIPAL    CURRENT   AVERAGE   REMAININ   BUREAU   LOAN-TO-
NEXT ADJUSTMENT             ADJUSTMENT MORTGAGE    BALANCE        BALANCE    PRINCIPAL  MORTGAGE     TERM     RISK     VALUE
DATE                           DATE     LOANS    OUTSTANDING    OUTSTANDING   BALANCE     RATE     (MONTHS   SCORE     RATIO
--------------------------  ---------- --------  -------------  -----------  ---------  --------  --------  --------  --------

 0 - 6....................       5           67  $  10,131,150       2.43%   $ 151,211     8.562%   334.12    576       85.2%
 7 - 12...................      12            2        199,573       0.05       99,786     6.677    288.00    611       70.2
13 - 18...................      17           40      8,496,608       2.04      212,415     7.590    353.43    555       87.9
19 - 24...................      23        1,065    243,263,059      58.33      228,416     7.644    359.30    613       78.0
25 - 31...................      30          101     14,899,554       3.57      147,520     8.003    354.21    588       85.6
32 - 37...................      35          638    139,469,686      33.45      218,605     7.778    359.31    613       76.7
38 or Greater.............      58            2        552,360       0.13      276,180     6.579    358.00    701       98.4
                                       --------  -------------  -----------
    Total/Avg./Wtd. Avg...                1,915  $ 417,011,989     100.00%
                                       ========  =============  ===========

                                      A-17

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                 MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MARGINS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

2.001 - 3.000.............          4     $       747,900       0.18%    $ 186,975        6.840%     349.29      611        70.5%
3.001 - 4.000.............          6           1,082,001       0.26       180,334        7.893      358.85      604        82.4
4.001 - 5.000.............         60          14,149,258       3.39       235,821        6.900      357.42      610        71.2
5.001 - 6.000.............        438         106,020,494      25.42       242,056        6.974      358.45      616        75.4
6.001 - 7.000.............        642         147,265,341      35.31       229,385        7.498      358.25      620        78.9
7.001 - 8.000.............        467          96,212,982      23.07       206,024        8.273      358.52      601        79.1
8.001 - 9.000.............        258          46,165,009      11.07       178,934        9.022      358.64      587        81.6
9.001 - 10.000............         34           4,587,000       1.10       134,912        9.716      357.90      602        91.0
10.001 - 11.000...........          6             782,005       0.19       130,334        9.882      356.13      545        80.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

_______________
(1)   The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.734%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

11.001 - 11.500...........          2     $       352,260       0.08%    $ 176,130        6.296%     357.55      689        74.8%
11.501 - 12.000...........          6           1,626,869       0.39       271,145        5.841      358.83      635        76.2
12.001 - 12.500...........         44          10,828,615       2.60       246,105        6.017      358.06      638        76.4
12.501 - 13.000...........        106          27,659,778       6.63       260,941        6.467      358.84      634        76.5
13.001 - 13.500...........        195          51,661,607      12.39       264,931        6.668      358.72      624        76.5
13.501 - 14.000...........        306          76,673,868      18.39       250,568        7.062      359.09      626        75.5
14.001 - 14.500...........        298          67,867,482      16.27       227,743        7.550      359.07      611        77.1
14.501 - 15.000...........        323          69,814,454      16.74       216,144        7.990      358.89      606        78.4
15.001 - 15.500...........        194          39,582,005       9.49       204,031        8.461      358.80      596        81.8
15.501 - 16.000...........        166          29,014,682       6.96       174,787        8.898      358.52      582        80.7
16.001 - 16.500...........        108          17,362,417       4.16       160,763        9.361      355.38      579        81.0
16.501 - 17.000...........         78          14,571,266       3.49       186,811        9.788      357.17      583        84.2
17.001 - 17.500...........         27           3,271,181       0.78       121,155       10.336      352.29      602        87.2
17.501 - 18.000...........         27           3,776,417       0.91       139,867       10.809      343.69      566        82.3
18.001 - 18.500...........         17           1,423,170       0.34        83,716       11.295      346.14      568        88.6
18.501 - 19.000...........         12             916,959       0.22        76,413       11.831      334.44      599        91.1
19.001 - 19.500...........          1             379,460       0.09       379,460       12.125      355.00      584       100.0
Greater than 19.500.......          5             229,500       0.06        45,900       14.631      313.89      536        88.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.475%.

                                      A-18

    INITIAL PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE  CAP     MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(%)                             LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.000.....................         28     $     7,045,665       1.69%    $ 251,631        7.530%     356.74      595        84.5%
1.500.....................      1,293         281,156,944      67.42       217,445        7.707      358.63      609        78.6
2.000.....................         49           9,036,927       2.17       184,427        7.695      356.73      622        78.5
3.000.....................        542         118,803,295      28.49       219,194        7.779      357.93      612        76.9
5.000.....................          1             172,760       0.04       172,760        6.500      355.00      712        80.0
6.000.....................          1             455,598       0.11       455,598        6.625      359.00      640        80.0
7.000.....................          1             340,800       0.08       340,800        5.850      358.00      627        80.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.941%.

   SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE       MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.750.....................          1     $       496,000       0.12%    $ 496,000        6.990%     359.00      748        80.0%
1.000.....................        544         117,804,845      28.25       216,553        7.839      357.70      611        77.8
1.500.....................      1,362         297,111,263      71.25       218,143        7.677      358.66      610        78.4
2.000.....................          7           1,144,283       0.27       163,469        7.762      345.36      593        72.6
3.000.....................          1             455,598       0.11       455,598        6.625      359.00      640        80.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.361%.

                                      A-19

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.001 - 2.000.............          1     $       149,823       0.04%    $ 149,823        8.650%     358.00      531        39.2%
2.001 - 3.000.............          1             105,100       0.03       105,100        5.375      288.00      707        61.9
4.001 - 5.000.............          8           1,841,607       0.44       230,201        6.573      352.71      641        79.0
5.001 - 6.000.............         71          18,227,342       4.37       256,723        5.991      357.89      614        75.4
6.001 - 7.000.............        449         118,222,956      28.35       263,303        6.702      358.82      632        76.1
7.001 - 8.000.............        653         146,636,659      35.16       224,558        7.614      358.76      613        77.5
8.001 - 9.000.............        418          83,083,762      19.92       198,765        8.547      358.70      590        80.2
9.001 - 10.000............        223          38,233,126       9.17       171,449        9.496      357.55      582        83.0
Greater than 10.000.......         91          10,511,615       2.52       115,512       10.897      350.16      577        84.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.661%.

       NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

March 2006................         11     $       827,982       0.20%    $  75,271        9.356%     313.70      549        87.3%
April 2006................          7             584,882       0.14        83,555       10.481      296.85      559        89.6
May 2006..................         12           1,220,149       0.29       101,679       10.051      287.61      563        81.6
June 2006.................          5             286,217       0.07        57,243       12.370      299.22      520        84.4
July 2006.................         12           2,971,391       0.71       247,616        8.315      341.35      607        81.8
August 2006...............         20           4,240,530       1.02       212,026        7.631      353.92      569        87.7
February 2007.............          2             199,573       0.05        99,786        6.677      288.00      611        70.2
June 2007.................          4           1,303,599       0.31       325,900        7.301      352.00      504        88.9
July 2007.................         12           2,249,721       0.54       187,477        7.031      353.00      517        85.2
August 2007...............         24           4,943,288       1.19       205,970        7.921      354.00      585        88.8
September 2007............         30           6,560,557       1.57       218,685        7.360      355.00      612        84.2
October 2007..............          8           1,900,377       0.46       237,547        8.121      356.09      627        87.8
November 2007.............         13           2,768,226       0.66       212,940        7.978      357.08      591        82.2
December 2007.............         95          20,933,080       5.02       220,348        7.274      358.13      625        77.1
January 2008..............        376          84,243,810      20.20       224,053        7.638      359.02      620        76.8
February 2008.............        543         126,857,009      30.42       233,622        7.709      360.00      607        78.3
June 2008.................          1              56,769       0.01        56,769        9.500      352.00      487        95.0
July 2008.................         21           2,921,484       0.70       139,118        8.182      353.00      537        88.4
August 2008...............         39           5,766,778       1.38       147,866        7.726      354.00      602        84.3
September 2008............         40           6,154,522       1.48       153,863        8.164      355.00      601        85.3
October 2008..............         15           3,082,484       0.74       205,499        7.636      356.00      596        81.7
November 2008.............         12           2,897,302       0.69       241,442        7.474      357.00      644        87.8
December 2008.............         47           9,632,892       2.31       204,955        7.696      358.11      615        75.7
January 2009..............        266          58,037,804      13.92       218,187        7.825      359.01      619        77.3
February 2009.............        298          65,819,204      15.78       220,870        7.768      360.00      608        75.7
December 2010.............          2             552,360       0.13       276,180        6.579      358.00      701        98.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      1,915     $   417,011,989     100.00%
                               ========   ===============  ===========

______________
(1)   The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is May 2008.

                                      A-20

               INTEREST ONLY PERIOD FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                 WEIGHTED     WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD           MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................      1,737     $   336,871,939      63.01%    $ 193,939        7.800%     355.44      596        76.3%
24........................        203          54,206,744      10.14       267,028        7.293      359.28      633        80.0
36........................        132          35,078,286       6.56       265,745        7.239      358.91      626        78.3
60........................        420         108,438,120      20.28       258,186        7.269      359.29      633        77.9
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,492     $   534,595,090     100.00%
                               ========   ===============  ===========

                                      A-21

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE LOAN PROGRAM           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

30-Year 6-month LIBOR.....         56     $    13,046,001       1.74%    $ 232,964        7.329%     358.24      590        82.5%
30 Year One-Year CMT......          2             199,573       0.03        99,786        6.677      288.00      611        70.2
2/28 6-month LIBOR........      1,214         238,060,900      31.75       196,096        7.937      358.69      589        76.6
2/28 6-month LIBOR -
  24-month Interest Only..        258          67,224,820       8.97       260,561        7.295      359.39      642        80.1
2/28 6-month LIBOR -
  60-month Interest Only..        287          73,742,384       9.84       256,942        7.302      359.34      637        79.1
2/28 6-month LIBOR -
  40/30 Balloon...........          8           2,269,324       0.30       283,666        7.059      359.00      615        72.1
3/27 6-month LIBOR........        695         125,457,948      16.73       180,515        8.041      358.48      598        77.1
3/27 6-month LIBOR -
  36-month Interest Only..        146          38,172,706       5.09       261,457        7.258      358.97      630        78.1
3/27 6-month LIBOR -
  60-month Interest Only..        100          25,847,183       3.45       258,472        7.629      359.09      639        77.0
3/27 6-month LIBOR -
  40/30 Balloon...........          1             179,931       0.02       179,931        6.990      359.00      593        64.3
5/25 6-month LIBOR........          3             610,652       0.08       203,551        6.977      352.65      676        96.6
15-Year Fixed.............         27           2,874,511       0.38       106,463        7.845      166.36      598        72.0
15-Year Fixed -
  Credit Comeback.........          9           1,077,881       0.14       119,765        8.127      176.92      589        75.5
30-Year Fixed.............        605         121,783,228      16.24       201,295        7.364      355.76      599        72.8
30-Year Fixed -
  Credit Comeback.........        103          17,669,642       2.36       171,550        8.417      354.36      581        76.6
30-Year Fixed -
  60-month Interest Only..         76          20,540,630       2.74       270,271        6.670      359.78      632        75.0
30/15 Fixed Balloon.......         12             957,861       0.13        79,822        9.976      120.42      549        80.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
ORIGINAL TERM (MONTHS)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

ARM 360...................      2,770     $   584,811,423      78.00%    $ 211,123        7.729%     358.80      608        77.6%
Fixed 180.................         48           4,910,253       0.65       102,297        8.323      159.72      586        74.3
Fixed 360.................        784         159,993,500      21.34       204,073        7.391      356.12      601        73.5
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                                      A-22

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

$0.01 - $25,000.00........         11     $       205,990       0.03%    $  18,726       11.410%     256.84      552        78.3%
$25,000.01 - $50,000.00...         46           1,762,895       0.24        38,324       10.952      255.71      556        80.2
$50,000.01 - $75,000.00...        209          13,162,879       1.76        62,980        9.262      346.25      590        87.0
$75,000.01 - $100,000.00..        270          23,472,502       3.13        86,935        8.325      349.50      597        82.7
$100,000.01 - $150,000.00.        617          78,602,814      10.48       127,395        7.946      354.42      600        80.6
$150,000.01 - $200,000.00.        799         140,042,550      18.68       175,272        7.983      357.71      595        75.6
$200,000.01 - $250,000.00.        607         136,328,991      18.18       224,595        7.703      357.72      602        75.8
$250,000.01 - $300,000.00.        460         125,749,600      16.77       273,369        7.596      357.89      609        76.1
$300,000.01 - $350,000.00.        244          79,231,782      10.57       324,720        7.337      358.20      610        75.3
$350,000.01 - $400,000.00.        146          54,382,968       7.25       372,486        7.153      359.13      613        75.9
$400,000.01 - $450,000.00.         72          30,565,188       4.08       424,517        7.063      359.40      632        75.2
$450,000.01 - $500,000.00.         48          22,965,856       3.06       478,455        6.843      359.51      631        75.0
$500,000.01 - $550,000.00.         31          16,166,008       2.16       521,484        7.364      359.38      631        78.2
$550,000.01 - $600,000.00.         21          12,007,088       1.60       571,766        7.238      358.86      629        77.0
$600,000.01 - $650,000.00.          7           4,386,000       0.59       626,571        7.617      360.00      618        80.9
$650,000.01 - $700,000.00.          6           4,034,151       0.54       672,359        6.937      357.99      645        80.4
$700,000.01 - $750,000.00.          4           2,957,627       0.39       739,407        7.584      359.75      665        82.1
$800,000.01 - $850,000.00.          1             823,494       0.11       823,494        5.750      360.00      621        69.5
$850,000.01 - $900,000.00.          1             862,100       0.11       862,100        6.250      360.00      629        69.2
Greater than $900,000.00..          2           2,004,691       0.27     1,002,346        6.606      319.09      570        67.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                                      A-23

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
STATE                           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Alabama...................         21     $     2,443,108       0.33%    $ 116,338        8.423%     337.13      585        88.6%
Alaska....................          1             145,600       0.02       145,600        7.700      360.00      585        80.0
Arizona...................        265          52,442,481       6.99       197,896        7.766      358.81      594        76.5
Arkansas..................         13           1,710,887       0.23       131,607        8.614      359.36      634        93.4
California................        717         217,094,260      28.96       302,781        7.061      358.46      621        71.5
Colorado..................         62          11,129,310       1.48       179,505        7.654      357.81      620        82.9
Connecticut...............         32           7,030,551       0.94       219,705        7.753      359.58      586        71.1
Delaware..................         26           5,257,227       0.70       202,201        7.999      359.47      596        83.8
District of Columbia......         17           3,515,931       0.47       206,819        7.313      354.80      613        70.6
Florida...................        616         120,957,971      16.13       196,360        7.793      358.34      601        77.6
Georgia...................         69          10,954,242       1.46       158,757        8.462      351.99      597        83.2
Hawaii....................         29           9,306,989       1.24       320,931        7.073      359.69      609        70.9
Idaho.....................         17           2,508,607       0.33       147,565        7.742      358.32      604        79.4
Illinois..................        129          26,513,995       3.54       205,535        8.201      357.88      606        82.5
Indiana...................         47           5,258,987       0.70       111,893        8.124      352.58      590        84.9
Iowa......................         11           1,412,245       0.19       128,386        8.857      359.39      588        80.4
Kansas....................         20           2,434,297       0.32       121,715        8.908      358.69      590        85.8
Kentucky..................         30           3,077,165       0.41       102,572        9.341      335.10      568        85.9
Louisiana.................         10             976,041       0.13        97,604        9.071      359.05      601        89.5
Maine.....................         11           1,718,376       0.23       156,216        7.379      359.83      596        80.3
Maryland..................         74          16,930,591       2.26       228,792        7.718      359.15      596        76.0
Massachusetts.............         58          12,514,276       1.67       215,763        8.008      358.90      574        68.5
Michigan..................        152          20,884,324       2.79       137,397        8.464      351.24      601        83.5
Minnesota.................         40           8,464,820       1.13       211,621        8.092      358.20      600        80.4
Mississippi...............         19           2,293,496       0.31       120,710        8.097      359.08      591        86.3
Missouri..................         81           9,367,717       1.25       115,651        8.763      355.06      594        85.3
Montana...................         10           1,510,025       0.20       151,003        7.846      358.80      600        81.3
Nebraska..................         11             898,543       0.12        81,686        8.328      354.85      645        86.9
Nevada....................        116          27,560,889       3.68       237,594        7.252      356.75      617        75.9
New Hampshire.............         23           4,450,591       0.59       193,504        7.370      359.43      591        76.9
New Jersey................         45           9,831,697       1.31       218,482        8.002      358.80      604        78.1
New Mexico................          6           1,447,831       0.19       241,305        8.594      351.05      618        83.5
New York..................        109          27,249,195       3.63       249,993        7.863      354.64      600        72.7
North Carolina............         29           4,883,876       0.65       168,410        8.273      355.08      587        80.6
North Dakota..............          4             428,379       0.06       107,095        7.620      359.34      619        76.7
Ohio......................         40           4,519,536       0.60       112,988        8.959      332.42      600        90.6
Oklahoma..................         23           2,291,331       0.31        99,623        9.034      334.97      601        88.9
Oregon....................         25           4,999,654       0.67       199,986        7.766      352.35      588        79.9
Pennsylvania..............         74          11,990,800       1.60       162,038        8.120      355.92      590        78.9
Rhode Island..............          9           1,880,331       0.25       208,926        8.686      359.67      572        77.7
South Carolina............         11           1,950,815       0.26       177,347        8.994      356.21      623        88.0
South Dakota..............          5             374,150       0.05        74,830        9.657      360.00      622        93.1
Tennessee.................         63           8,079,084       1.08       128,239        8.066      356.13      622        89.7
Texas.....................        127          16,434,177       2.19       129,403        8.168      347.54      614        85.7
Utah......................         28           5,010,055       0.67       178,931        7.914      339.72      621        78.8
Vermont...................          6             955,600       0.13       159,267        7.187      360.00      573        80.5
Virginia..................        176          39,353,486       5.25       223,599        7.607      359.28      596        78.5
Washington................         54          11,815,130       1.58       218,799        7.414      354.34      620        79.0
West Virginia.............          5             387,525       0.05        77,505        8.740      320.15      592        72.6
Wisconsin.................         29           4,024,262       0.54       138,768        9.060      351.22      606        86.3
Wyoming...................          7           1,044,722       0.14       149,246        8.140      359.36      616        83.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                                      A-24

                   LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE         MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATIOS (%)                      LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

50.00 or Less.............        107     $    21,523,654       2.87%    $ 201,156        7.498%     357.55      585        42.3%
50.01 - 55.00.............         99          21,116,797       2.82       213,301        7.368      359.14      585        52.9
55.01 - 60.00.............        164          36,925,022       4.93       225,153        7.293      357.73      579        57.9
60.01 - 65.00.............        251          60,619,749       8.09       241,513        7.376      355.97      577        63.3
65.01 - 70.00.............        319          72,534,363       9.67       227,380        7.498      356.33      580        68.5
70.01 - 75.00.............        311          68,613,055       9.15       220,621        7.568      356.70      588        73.7
75.01 - 80.00.............      1,155         254,035,727      33.88       219,944        7.474      357.31      631        79.6
80.01 - 85.00.............        308          62,903,705       8.39       204,233        7.930      356.96      597        84.3
85.01 - 90.00.............        494          95,076,690      12.68       192,463        7.985      357.01      611        89.5
90.01 - 95.00.............        173          29,051,334       3.87       167,927        8.549      356.19      611        94.6
95.01 - 100.00............        221          27,315,080       3.64       123,598        8.849      354.80      635        99.8
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RATES (%)                       LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

4.501 - 5.000                       3     $       530,000       0.07%    $ 176,667       5.000%      360.00      605        74.7%
5.001 - 5.500                      22           5,545,873       0.74       252,085       5.453       358.52      616        72.9
5.501 - 6.000                      95          26,363,608       3.52       277,512       5.905       358.29      623        72.1
6.001 - 6.500                     353          91,118,839      12.15       258,127       6.352       358.85      625        71.2
6.501 - 7.000                     609         148,721,295      19.84       244,206       6.827       357.63      623        74.7
7.001 - 7.500                     496         113,292,768      15.11       228,413       7.321       358.26      611        77.1
7.501 - 8.000                     636         132,196,475      17.63       207,856       7.793       357.63      608        77.1
8.001 - 8.500                     393          75,529,451      10.07       192,187       8.311       357.28      592        79.1
8.501 - 9.000                     393          69,190,894       9.23       176,058       8.799       356.90      590        80.7
9.001 - 9.500                     203          33,423,330       4.46       164,647       9.297       355.41      583        81.7
9.501 - 10.000                    176          28,457,479       3.80       161,690       9.765       354.17      570        81.6
10.001 - 10.500                    75          10,159,434       1.36       135,459      10.315       343.62      558        78.4
10.501 - 11.000                    65           7,557,431       1.01       116,268      10.796       337.90      551        78.7
11.001 - 11.500                    42           4,009,892       0.53        95,474      11.327       335.07      556        86.4
11.501 - 12.000                    24           2,491,959       0.33       103,832      11.785       342.42      554        81.6
12.001 - 12.500                     6             629,506       0.08       104,918      12.212       330.07      588        95.0
12.501 - 13.000                     1              18,174       0.00        18,174      13.000        91.00      546        62.5
13.001 - 13.500                     5             238,891       0.03        47,778      13.285       258.53      549        82.7
13.501 - 14.000                     2              71,550       0.01        35,775      13.844       197.68      501        68.4
Greater than 14.000                 3             168,326       0.02        56,109      15.046       318.77      547        93.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                                      A-25

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGED PROPERTY TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Single Family Residence...      2,599     $   529,103,078      70.57%    $ 203,579        7.622%     356.69      604        76.4%
Planned Unit Development..        569         134,964,517      18.00       237,196        7.631      357.82      611        78.3
Low-Rise Condominium......        229          40,857,719       5.45       178,418        7.808      358.40      616        79.1
Two Family Home...........        137          27,608,663       3.68       201,523        8.052      356.20      604        73.0
Three Family Home.........         24           6,493,348       0.87       270,556        8.252      356.99      610        72.2
High-Rise Condominium.....         20           5,028,337       0.67       251,417        7.791      359.09      648        78.9
Four Family Home..........         18           4,881,118       0.65       271,173        8.189      355.54      618        72.6
Manufactured Housing(1)...          6             778,397       0.10       129,733        8.476      304.86      588        75.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

______________
(1)   Treated as real property.

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Refinance - Cash Out......      2,536     $   542,307,105      72.34%    $ 213,843        7.629%     357.04      593        74.7%
Purchase..................        950         187,685,840      25.03       197,564        7.742      357.08      645        82.6
Refinance - Rate/Term.....        116          19,722,231       2.63       170,019        7.741      352.45      611        77.8
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Owner Occupied............      3,405     $   715,390,520      95.42%    $ 210,100        7.625%     357.07      606        76.6%
Investment Property.......        150          24,684,701       3.29       164,565        8.524      355.22      627        81.3
Second Home...............         47           9,639,955       1.29       205,105        8.074      350.93      609        77.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

______________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-26

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS       MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1 - 120...................         20     $     1,260,640       0.17%    $  63,032       10.154%     113.87      589        71.5%
121 - 180.................         30           3,765,322       0.50       125,511        7.784      174.72      582        75.7
181 - 300.................         84           8,974,951       1.20       106,845        9.673      286.38      559        78.4
301 - 360.................      3,468         735,714,263      98.13       212,144        7.631      359.14      607        76.7
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
LOAN DOCUMENTATION TYPE         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

Full Documentation........      2,439     $   477,483,985      63.69%    $ 195,770        7.516%     356.29      599        77.7%
Stated Income.............      1,162         272,165,491      36.30       234,222        7.913      358.05      619        75.1
Streamlined...............          1              65,700       0.01        65,700       11.750      360.00      540        90.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU        MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
RISK SCORES                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

781 - 800.................         10     $     2,763,346       0.37%    $ 276,335        7.304%     359.24      792        78.0%
761 - 780.................         22           4,675,267       0.62       212,512        7.363      354.96      769        81.2
741 - 760.................         42          10,240,099       1.37       243,812        7.506      359.60      751        80.8
721 - 740.................         62          13,740,790       1.83       221,626        7.243      358.37      729        81.8
701 - 720.................         96          24,730,229       3.30       257,607        7.108      356.04      710        81.2
681 - 700.................        124          31,400,584       4.19       253,231        7.191      359.02      688        80.5
661 - 680.................        168          36,683,313       4.89       218,353        7.113      357.02      670        79.6
641 - 660.................        272          61,303,724       8.18       225,381        7.388      357.52      650        80.2
621 - 640.................        434          94,487,068      12.60       217,712        7.502      358.63      630        78.7
601 - 620.................        530         111,829,959      14.92       211,000        7.512      358.30      610        79.1
581 - 600.................        526         106,209,688      14.17       201,920        7.520      357.47      590        75.9
561 - 580.................        450          90,011,390      12.01       200,025        7.876      356.84      570        74.0
541 - 560.................        328          62,149,166       8.29       189,479        8.069      354.58      551        72.5
521 - 540.................        243          49,562,516       6.61       203,961        8.233      356.51      531        71.6
501 - 520.................        237          41,691,072       5.56       175,912        8.584      354.30      511        69.7
500 or Less...............         58           8,236,968       1.10       142,017        8.843      330.58      488        78.6
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

______________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-27

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CREDIT GRADE CATEGORY           LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

A.........................      2,468     $   533,700,183      71.19%    $ 216,248        7.520%     357.08      619        78.0%
A-........................        171          35,053,958       4.68       204,994        7.894      351.38      570        75.1
B.........................        275          54,634,408       7.29       198,671        7.886      357.86      573        71.8
C.........................        369          68,988,900       9.20       186,962        8.190      355.80      573        73.0
C-........................        273          48,750,831       6.50       178,574        7.917      359.39      587        76.3
D.........................         46           8,586,896       1.15       186,672        8.276      359.38      562        68.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                PREPAYMENT PENALTY PERIOD FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD      MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................        571     $   111,418,505      14.86%    $ 195,129        8.264%     357.03      602        78.7%
12........................        169          42,430,896       5.66       251,070        7.963      356.45      595        74.7
13........................          1             280,000       0.04       280,000        8.125      358.00      612        70.0
24........................      1,564         338,225,552      45.11       216,257        7.605      358.61      609        77.4
36........................        744         147,984,377      19.74       198,904        7.553      357.59      610        77.0
42........................          2             383,619       0.05       191,809        8.280      342.26      606        65.1
60........................        551         108,992,227      14.54       197,808        7.241      350.92      603        73.1
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

 RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED                                                                             WEIGHTED
                         AVERAGE                                PERCENT OF                         WEIGHTED    AVERAGE    WEIGHTED
                        MONTHS TO     NUMBER      AGGREGATE      AGGREGATE    AVERAGE   WEIGHTED    AVERAGE    CREDIT     AVERAGE
RANGE OF MONTHS TO         NEXT         OF        PRINCIPAL      PRINCIPAL    CURRENT   AVERAGE    REMAINING   BUREAU     LOAN-TO-
NEXT ADJUSTMENT         ADJUSTMENT   MORTGAGE      BALANCE        BALANCE    PRINCIPAL  MORTGAGE     TERM       RISK       VALUE
DATE                       DATE       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE     (MONTHS)     SCORE      RATIO
--------------------   -----------  ---------  ---------------  -----------  ---------  --------- ---------    ------     --------

0 -6..............            5           98   $    16,675,847       2.85%   $ 170,162     8.036%   344.26      581         83.1%
7 - 12.............          12            2           199,573       0.03       99,786     6.677    288.00      611         70.2
13 - 18............          17           40         8,496,608       1.45      212,415     7.590    353.43      555         87.9
19 - 24............          24        1,699       370,135,143      63.29      217,855     7.677    359.52      609         77.4
25 - 31............          30          101        14,899,554       2.55      147,520     8.003    354.21      588         85.6
32 - 37............          35          828       173,852,339      29.73      209,967     7.797    359.42      612         76.5
38 or Greater......          58            2           552,360       0.09      276,180     6.579    358.00      701         98.4
                                     --------  ---------------  -----------
    Total/Avg./Wtd. Avg.........       2,770   $   584,811,423     100.00%
                                     ========  ===============  ===========

                                      A-28

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                 MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MARGINS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

2.001 - 3.000.............          6     $     1,079,400       0.18%    $ 179,900        6.800%     352.58      597        61.1%
3.001 - 4.000.............         11           2,113,001       0.36       192,091        7.706      359.41      571        73.8
4.001 - 5.000.............        103          23,120,422       3.95       224,470        6.968      358.41      599        69.2
5.001 - 6.000.............        739         169,782,843      29.03       229,747        7.120      358.99      610        75.0
6.001 - 7.000.............        943         206,862,580      35.37       219,366        7.572      358.73      617        78.5
7.001 - 8.000.............        670         130,319,163      22.28       194,506        8.373      358.88      602        79.5
8.001 - 9.000.............        258          46,165,009       7.89       178,934        9.022      358.64      587        81.6
9.001 - 10.000............         34           4,587,000       0.78       134,912        9.716      357.90      602        91.0
10.001 - 11.000...........          6             782,005       0.13       130,334        9.882      356.13      545        80.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

________________
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.607%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

11.001 - 11.500...........          2     $       352,260       0.06%    $ 176,130        6.296%     357.55      689        74.8%
11.501 - 12.000...........          7           1,906,869       0.33       272,410        5.718      359.00      634        74.6
12.001 - 12.500...........         51          12,483,323       2.13       244,771        5.949      358.32      635        75.5
12.501 - 13.000...........        127          31,987,421       5.47       251,869        6.386      358.99      628        75.2
13.001 - 13.500...........        251          64,873,302      11.09       258,459        6.610      358.97      621        75.0
13.501 - 14.000...........        442         107,255,050      18.34       242,658        7.001      359.32      623        75.2
14.001 - 14.500...........        417          92,973,387      15.90       222,958        7.484      359.31      610        76.7
14.501 - 15.000...........        505         107,211,643      18.33       212,300        7.921      359.24      610        77.9
15.001 - 15.500...........        298          58,165,000       9.95       195,185        8.410      359.17      595        80.4
15.501 - 16.000...........        278          47,970,877       8.20       172,557        8.855      359.08      587        80.6
16.001 - 16.500...........        146          23,861,916       4.08       163,438        9.351      356.62      581        81.9
16.501 - 17.000...........        120          21,242,072       3.63       177,017        9.783      358.04      572        82.2
17.001 - 17.500...........         40           5,116,810       0.87       127,920       10.347      355.06      577        84.3
17.501 - 18.000...........         40           5,250,292       0.90       131,257       10.808      348.25      560        81.7
18.001 - 18.500...........         24           2,180,971       0.37        90,874       11.305      350.88      559        90.3
18.501 - 19.000...........         15           1,256,069       0.21        83,738       11.825      341.34      584        87.7
19.001 - 19.500...........          2             494,660       0.08       247,330       12.183      356.16      588        97.7
Greater than 19.500.......          5             229,500       0.04        45,900       14.631      313.89      536        88.3
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

________________
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.553%.

                                      A-29

        INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE          MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.000.....................         66     $    14,772,738       2.53%    $ 223,829        7.366%     358.40      594        82.2%
1.500.....................      2,110         441,229,305      75.45       209,113        7.731      359.10      607        77.7
2.000.....................         49           9,036,927       1.55       184,427        7.695      356.73      622        78.5
3.000.....................        542         118,803,295      20.31       219,194        7.779      357.93      612        76.9
5.000.....................          1             172,760       0.03       172,760        6.500      355.00      712        80.0
6.000.....................          1             455,598       0.08       455,598        6.625      359.00      640        80.0
7.000.....................          1             340,800       0.06       340,800        5.850      358.00      627        80.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

________________
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.808%.

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE       MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
CAP (%)                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.750.....................          1     $       496,000       0.08%    $ 496,000        6.990%     359.00      748        80.0%
1.000.....................        582         125,531,917      21.47       215,691        7.801      357.83      610        78.0
1.500.....................      2,179         457,183,624      78.18       209,814        7.711      359.10      608        77.6
2.000.....................          7           1,144,283       0.20       163,469        7.762      345.36      593        72.6
3.000.....................          1             455,598       0.08       455,598        6.625      359.00      640        80.0
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

_______________
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.394%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

1.001 - 2.000.............          1     $       149,823       0.03%    $ 149,823        8.650%     358.00      531        39.2%
2.001 - 3.000.............          1             105,100       0.02       105,100        5.375      288.00      707        61.9
4.001 - 5.000.............          9           2,121,607       0.36       235,734        6.365      353.67      639        77.3
5.001 - 6.000.............         99          24,209,693       4.14       244,542        5.936      358.39      609        73.5
6.001 - 7.000.............        641         162,015,834      27.70       252,755        6.704      359.11      627        75.2
7.001 - 8.000.............        954         209,139,753      35.76       219,224        7.609      359.10      613        77.2
8.001 - 9.000.............        634         120,622,952      20.63       190,257        8.547      359.09      592        79.9
9.001 - 10.000............        303          51,403,431       8.79       169,648        9.510      358.17      578        82.5
Greater than 10.000.......        128          15,043,230       2.57       117,525       10.876      353.10      566        83.5
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

_______________
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.686%.

                                      A-30

           NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                               WEIGHTED
                                                            PERCENT OF                              WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     WEIGHTED     AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     AVERAGE     REMAINING    BUREAU    LOAN-TO-
                               MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
NEXT ADJUSTMENT DATE            LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

March 2006................         11     $       827,982       0.14%    $  75,271        9.356%     313.70      549        87.3%
April 2006................          7             584,882       0.10        83,555       10.481      296.85      559        89.6
May 2006..................         12           1,220,149       0.21       101,679       10.051      287.61      563        81.6
June 2006.................          5             286,217       0.05        57,243       12.370      299.22      520        84.4
July 2006.................         13           3,287,162       0.56       252,859        8.249      343.04      601        81.6
August 2006...............         50          10,469,455       1.79       209,389        7.374      357.54      583        83.0
February 2007.............          2             199,573       0.03        99,786        6.677      288.00      611        70.2
June 2007.................          4           1,303,599       0.22       325,900        7.301      352.00      504        88.9
July 2007.................         12           2,249,721       0.38       187,477        7.031      353.00      517        85.2
August 2007...............         24           4,943,288       0.85       205,970        7.921      354.00      585        88.8
September 2007............         30           6,560,557       1.12       218,685        7.360      355.00      612        84.2
October 2007..............          8           1,900,377       0.32       237,547        8.121      356.09      627        87.8
November 2007.............         13           2,768,226       0.47       212,940        7.978      357.08      591        82.2
December 2007.............         95          20,933,080       3.58       220,348        7.274      358.13      625        77.1
January 2008..............        413          92,180,401      15.76       223,197        7.642      359.02      619        77.1
February 2008.............      1,138         245,574,101      41.99       215,794        7.725      360.00      604        77.2
March 2008................          2             218,400       0.04       109,200        9.906      360.00      606        85.3
June 2008.................          1              56,769       0.01        56,769        9.500      352.00      487        95.0
July 2008.................         21           2,921,484       0.50       139,118        8.182      353.00      537        88.4
August 2008...............         39           5,766,778       0.99       147,866        7.726      354.00      602        84.3
September 2008............         40           6,154,522       1.05       153,863        8.164      355.00      601        85.3
October 2008..............         15           3,082,484       0.53       205,499        7.636      356.00      596        81.7
November 2008.............         12           2,897,302       0.50       241,442        7.474      357.00      644        87.8
December 2008.............         47           9,632,892       1.65       204,955        7.696      358.11      615        75.7
January 2009..............        295          62,792,564      10.74       212,856        7.801      359.01      619        77.5
February 2009.............        459          95,447,097      16.32       207,946        7.819      360.00      607        75.5
December 2010.............          2             552,360       0.09       276,180        6.579      358.00      701        98.4
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      2,770     $   584,811,423     100.00%
                               ========   ===============  ===========

_____________
(1)   The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date is April
      2008.

                   INTEREST ONLY PERIOD FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                               WEIGHTED
                                                            PERCENT OF                 WEIGHTED     WEIGHTED   AVERAGE    WEIGHTED
                                NUMBER       AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      AVERAGE     CREDIT    AVERAGE
                                  OF         PRINCIPAL      PRINCIPAL      CURRENT     CURRENT     REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD           MORTGAGE       BALANCE        BALANCE      PRINCIPAL    MORTGAGE       TERM       RISK      VALUE
(MONTHS)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE       RATE       (MONTHS)    SCORE      RATIO
--------------------------     --------   ---------------  -----------   ----------    ---------   ---------   --------   --------

0.........................      2,735     $   524,187,453      69.92%    $ 191,659        7.828%     355.91      593        75.9%
24........................        258          67,224,820       8.97       260,561        7.295      359.39      642        80.1
36........................        146          38,172,706       5.09       261,457        7.258      358.97      630        78.1
60........................        463         120,130,196      16.02       259,460        7.264      359.36      637        77.9
                               --------   ---------------  -----------
    Total/Avg./Wtd. Avg...      3,602     $   749,715,176     100.00%
                               ========   ===============  ===========

                                       A-31